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                                                                       EXHIBIT 4

                            CAPITAL ONE MASTER TRUST
                         (formerly Signet Master Trust)

                                December 5, 1996
                   STANDARD DEFINITIONS AND PROVISIONS ANNEX


                                   ARTICLE I

                            Designation of the Annex

                 Section 1.01. Designation (a) The Seller, the Servicer and the Trustee have, prior to the execution and delivery of the attached Term Sheet, designated standard definitions and provisions to be incorporated therein. The standard definitions and provisions relating to the attached Term Sheet are identified in this December 5, 1996 Standard Definitions and Provisions Annex (the "Annex"). A copy of this Annex is maintained by the Trustee and the Servicer. The Term Sheet for the Designated Series and the Annex are collectively referred to herein as the "Supplement".

                 (b) Notwithstanding any provision in the Agreement or in the Supplement to the contrary, (i) the first Distribution Date with respect to the Designated Series shall be the Initial Distribution Date, (ii) if the Designated Series is an Extendable Series, then the Designated Series will be deemed to be a Variable Funding Series from the Determination Date immediately preceding the Monthly Period in which the Initial Principal Payment Date occurs (prior to any extensions) and (iii) if the Designated Series is a Prefunded Series, then the "Initial Invested Amount" for the Designated Series, as such term is used in any previously issued Series (according to the related Supplement), will be deemed to be equal to the Initial Invested Amount plus, as of such date of determination, the amount of any increases in the Invested Amount during the Funding Period.

                 (c) The Collateral Indebtedness Holder, as holder of an "Investor Certificate" and as a "Series Enhancer" under the Agreement, shall be entitled to the benefits of the Agreement and the Supplement. Whenever the Agreement specifies that any notice, approval right or other right is to be given to the Series Enhancer to the extent the Series Enhancer is entitled thereto under the related Supplement, the Collateral Indebtedness Holder, as Series Enhancer, shall be so entitled. Notwithstanding the foregoing, except as expressly provided herein or in the attached Term Sheet,
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                                                                              2

the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates shall not be applicable to the Collateral Indebtedness Interest. The Collateral Indebtedness Interest shall be deemed to arise upon the payment of the amounts due on the Closing Date pursuant to the Collateral Agreement.


                                   ARTICLE II

                                  Definitions

                 Section 2.01. Definitions. (a) Whenever used in the Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

                 "Accumulation Period" shall mean the Class A Accumulation Period and the Class B Accumulation Period.

                 "Accumulation Period Amount" shall mean for each Monthly Period, an amount equal to the product of (a) Available Expected Principal for such Monthly Period and (b) a fraction, (i) the numerator of which is the Class A Initial Invested Amount plus, if applicable, the amount of any increases in the Class A Invested Amount during the Funding Period, and (ii) the denominator of which is the sum of (A) the Class A Initial Invested Amount plus, if applicable, the amount of any increases in the Class A Invested Amount during the Funding Period and (B) the invested amounts of all other Variable Accumulation Series which are not scheduled to be in their revolving periods as of such Monthly Period; provided that, for purposes of this definition, the commencement date of the accumulation period of each such Variable Accumulation Series shall be deemed to have been postponed to the latest permissible date, determined as if the provisions of Section 4.03(g) applied to each such Series with such changes as may be specified with respect to such Series (applying such provisions first
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to the Variable Accumulation Series with the latest expected final payment date and next to each Series with the next preceding expected final payment date).

                 "Additional Class A Certificates" shall have the meaning specified in Section 9.03(a).

                 "Additional Class B Certificates" shall have the meaning specified in Section 9.03(a).

                 "Additional Interest" shall mean, at any time of determination, the Class A Additional Interest, the Class B Additional Interest and the Collateral Additional Interest.

                 "Additional Investor Certificates" shall mean any one of the Additional Class A Certificates or the Additional Class B Certificates.

                 "Additional Issuance" shall have the meaning specified in
Section 9.03(a).

                 "Additional Issuance Date" shall have the meaning specified in
Section 9.03(a).

                 "Adjusted Invested Amount" shall mean, with   respect to any
date of determination, an amount equal to the Invested Amount less the Principal Funding Account Balance on such date of determination.

                 "Annex" shall have the meaning specified in Section 1.01(a).

                 "Available Cash Collateral Amount" shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Cash Collateral Account on such date (before giving effect to any deposit to, or withdrawal from, the Cash Collateral Account to be made with respect to such date) and (b) the lesser of the Required Collateral Amount and the Adjusted Invested Amount as of such date.

                 "Available Collateral Amount" shall mean, for any date of determination, the sum of (a) the Collateral Indebtedness Amount and (b) the aggregate amount of funds on
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                                                                               4


deposit in the Cash Collateral Account, in each case on such date.

                 "Available Expected Principal" for any date of determination with respect to each Monthly Period shall be equal to the excess of (a) the Expected Monthly Principal for such Monthly Period over (b) the sum of, without duplication, all scheduled amortizations or accumulations of principal, including past due shortfalls as of such date of determination, for all Non-Variable Accumulation Series which are not scheduled to be in their revolving periods as of such Monthly Period.

                 "Available Investor Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a)(i) an amount equal to the Investor Principal Collections minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.08(a) are required to fund any deficiency in the amount to be distributed pursuant to Sections 4.05(a)(i), (ii) and (iii) for the related Distribution Date (excluding Reallocated Principal Collections that have resulted in a reduction of the Collateral Indebtedness Amount pursuant to
Section 4.06(c)), plus (b) the amount of Miscellaneous Payments, if any, for such Monthly Period that are allocated to the Designated Series pursuant to
Section 4.03 of the Agreement, plus (c) any Shared Principal Collections with respect to other Series that are allocated to the Designated Series in accordance with Section 4.04 of the Agreement and Section 4.10 hereof, plus (d) the amount, if any, of Class A Available Funds to be distributed pursuant to
Section 4.05(a)(iii) with respect to the related Distribution Date and plus (e) any other amounts which pursuant to Section 4.07 hereof are to be treated as Available Investor Principal Collections with respect to the related Distribution Date.

                 "Available Reserve Account Amount" shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Account on such date (before giving effect to any deposit to be made to the
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Reserve Account on such date) and (b) the Required Reserve Account Amount for such Distribution Date.

                 "Base Rate" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Monthly Interest and the Monthly Servicing Fee with respect to the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

                 "Cash Collateral Account" shall have the meaning specified in
Section 4.12(a).

                 "Cash Collateral Surplus" shall mean, as of any date of determination, the lesser of (a) the Collateral Surplus and (b) the amount on deposit in the Cash Collateral Account. Any Cash Collateral Surplus shall be applied in accordance with the Collateral Agreement.

                 "Class A Accumulation Period" shall mean, unless a Pay Out Event or a Principal Payment Event shall have occurred prior thereto, the period commencing at the close of business on the Class A Accumulation Period Commencement Date or such later date as is determined in accordance with
Section 4.03(g) and ending on the first to occur of (a) the commencement of the Early Amortization Period, (b) the payment in full to Class A Certificateholders of the Class A Invested Amount, (c) the commencement of the Principal Payment Period or (d) the Termination Date.

                 "Class A Accumulation Period Commencement Date" shall mean the date specified as such in the attached Term Sheet.

                 "Class A Accumulation Period Length" shall have the meaning specified in Section 4.03(g).

                 "Class A Additional Interest" shall have the meaning specified in Section 4.02(a).

                 "Class A Adjusted Invested Amount" shall mean, with respect to any date of determination, an amount equal
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to the Class A Invested Amount less the Principal Funding Account Balance on such date.

                 "Class A Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) if such Monthly Period relates to a Distribution Date that occurs prior to the Class B Principal Commencement Date, the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (b) if applicable, the Class A Initial Percentage of the Prefunding Investment Proceeds with respect to such Distribution Date, (c) the Class A Floating Percentage of the Collections of Finance Charge Receivables (other than Finance Charge Receivables allocated to Servicer Interchange with respect to such Monthly Period) allocated to the Designated Series (including any investment earnings that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement) and
(d) the amount of funds, if any, to be withdrawn from the Reserve Account which, pursuant to Section 4.11(d), are required to be included in Class A Available Funds with respect to such Distribution Date.

                 "Class A Certificate Rate" shall mean the rate specified as such in the attached Term Sheet, though not to exceed the Class A Maximum Interest Rate, if any.

                 "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate for the Designated Series is registered in the Certificate Register.

                 "Class A Certificates" shall mean any one of the Certificates for the Designated Series executed by the Bank and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1. For the avoidance of doubt, when used in the Supplement the term "Class A Certificates" shall include any Additional Class A Certificates.

                 "Class A Expected Final Payment Date" shall mean the date specified as such in the attached Term Sheet.

                 "Class A Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent
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(which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the Class A Floating Percentage shall mean the Class A Initial Percentage.

                 "Class A Floating Rate Index Maturity" shall mean the period specified as such in the attached Term Sheet.

                 "Class A Initial Invested Amount" shall mean the Class A Initial Investor Amount less the Class A Initial Percentage of the Initial Prefunded Amount.

                 "Class A Initial Investor Amount" shall mean the aggregate initial principal amount of the Class A Certificates, which is the amount specified as such in the attached Term Sheet, and the aggregate initial principal amount of any Additional Class A Certificates.

                 "Class A Initial Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Investor Amount and the denominator of which is the Initial Investor Amount.

                 "Class A Interest Determination Date" shall mean the determination date specified as such in the attached Term Sheet.

                 "Class A Interest Funding Account" if applicable, shall have the meaning specified in Section 4.03(e)(i).

                 "Class A Interest Shortfall" shall have the meaning specified in Section 4.02(a).

                 "Class A Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to such date (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on
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the first Distribution Date following the end of the Funding Period), minus (c)
the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of Class A Investor Charge-Offs reimbursed pursuant to Section 4.06(a) prior to such date and plus
(d) if applicable, the amount of any increases in the Class A Invested Amount during the Funding Period pursuant to Section 4.13(f).

                 "Class A Investor Amount" shall mean the sum of (a) the Class A Invested Amount and (b) the Class A Initial Percentage of the Prefunded Amount, if any.

                 "Class A Investor Charge-Offs" shall have the meaning specified in Section 4.06(a).

                 "Class A Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Class A Floating Percentage for such Monthly Period.

                 "Class A Maximum Interest Rate" if applicable, shall mean the rate specified as such in the attached Term Sheet.

                 "Class A Monthly Interest" shall have the meaning specified in
Section 4.02(a).

                 "Class A Monthly Principal" shall have the meaning specified in Section 4.03(a).

                 "Class A Outstanding Additional Interest" shall mean the amount of Class A Additional Interest previously due but not (a) paid to Class A Certificateholders or (b) deposited in the Class A Interest Funding Account, as applicable.
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                 "Class A Outstanding Monthly Interest" shall mean the amount of Class A Monthly Interest previously due but not (a) paid to Class A Certificateholders or (b) deposited in the Class A Interest Funding Account, as applicable.

                 "Class A Penalty Rate" shall mean the sum of the Class A Certificate Rate and 2.00% per annum.

                 "Class A Principal Percentage" shall mean, with respect to any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and the denominator of which is the Invested Amount as of such day and (ii) during the Accumulation Period, the Principal Payment Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day; provided, however, that with respect to the first Monthly Period, the Class A Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

                 "Class A Required Amount" shall have the meaning specified in
Section 4.04(a).

                 "Class A Servicing Fee" shall have the meaning specified in
Section 3.01.

                 "Class B Accumulation Period" shall mean the period commencing on the Class B Principal Commencement Date and ending on the first to occur thereafter of (a) the commencement of the Early Amortization Period, (b) the payment in full to the Class B Certificateholders of the Class B Invested Amount, (c) the commencement of the Principal Payment Period or (d) the Termination Date.

                 "Class B Additional Interest" shall have the meaning specified in Section 4.02(b).

                 "Class B Adjusted Invested Amount" shall mean, with respect to any date of determination (a) if such date of determination occurs prior to the Class B Principal
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Commencement Date, an amount equal to the Class B Invested Amount or (b) if such date of determination occurs on or after the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount less the Principal Funding Account Balance on such date.

                 "Class B Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) if such Monthly Period relates to a Distribution Date that occurs on or after the Class B Principal Commencement Date, the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (b) if applicable, the Class B Initial Percentage of the Prefunding Investment Proceeds with respect to such Distribution Date, (c) the Class B Floating Percentage of the Collections of Finance Charge Receivables (other than Finance Charge Receivables allocated to Servicer Interchange with respect to such Monthly Period) allocated to the Designated Series (including any investment earnings that are to be treated as Collections of Finance Receivables in accordance with the Agreement) and (d) the amount of funds, if any, to be withdrawn from the Reserve Account which pursuant to Section 4.11(d) are required to be included in Class B Available Funds with respect to such Distribution Date.

                 "Class B Certificate Rate" shall mean the rate specified as such in the attached Term Sheet, though not to exceed the Class B Maximum Interest Rate, if any.

                 "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate for the Designated Series is registered in the Certificate Register.

                 "Class B Certificates" shall mean any one of the Certificates for the Designated Series executed by the Bank and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2. For the avoidance of doubt, the term "Class B Certificates" when used in the Supplement shall include any Additional Class B Certificates.

                 "Class B Expected Final Payment Date" shall mean the date specified as such in the attached Term Sheet.
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                 "Class B Floating Rate Index Maturity" shall mean the period specified as such in the attached Term Sheet.

                 "Class B Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day; provided, however, that with respect to the first Monthly Period, the Class B Floating Percentage shall mean the Class B Initial Percentage.

                 "Class B Initial Invested Amount" shall mean the Class B Initial Investor Amount less the Class B Initial Percentage of the Initial Prefunded Amount.

                 "Class B Initial Investor Amount" shall mean the aggregate initial principal amount of the Class B Certificates, which is the amount specified as such in the attached Term Sheet, and the aggregate initial principal amount of any Additional Class B Certificates.

                 "Class B Initial Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Investor Amount and the denominator of which is the Initial Investor Amount.

                 "Class B Interest Determination Date" shall mean the determination date specified as such in the attached Term Sheet.

                 "Class B Interest Funding Account" if applicable, shall have the meaning specified in Section 4.03(e)(ii).

                 "Class B Interest Shortfall" shall have the meaning specified in Section 4.02(b).

                 "Class B Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Class B Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class B Certificateholders prior to
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such date (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period), minus (c) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus (d) the amount of Reallocated Principal Collections allocated on all prior Distribution Dates pursuant to
Section 4.08(a) (excluding any Reallocated Principal Collections that have resulted in a reduction in the Collateral Indebtedness Amount pursuant to
Section 4.06(c)), minus (e) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates pursuant to
Section 4.06(a), plus (f) the amount of Excess Spread and Excess Finance Charges allocated and available on all prior Distribution Dates pursuant to
Section 4.07(d) for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e) and plus (g) if applicable, the amount of any increases in the Class B Invested Amount during the Funding Period pursuant to Section 4.13(f).

                 "Class B Investor Amount" shall mean the sum of (a) the Class B Invested Amount and (b) the Class B Initial Percentage of the Prefunded Amount, if any.

                 "Class B Investor Charge-Offs" shall have the meaning specified in Section 4.06(b).

                 "Class B Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Class B Floating Percentage for such Monthly Period.

                 "Class B Monthly Interest" shall have the meaning specified in
Section 4.02(b).

                 "Class B Monthly Principal" shall have the meaning specified in Section 4.03(b).
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                 "Class B Outstanding Additional Interest" shall mean the
amount of Class B Additional Interest previously due but not (a) paid to Class B Certificateholders or (b) deposited in the Class B Interest Funding Account, as applicable.

                 "Class B Outstanding Monthly Interest" shall mean the amount of Class B Monthly Interest previously due but not (a) paid to Class B Certificateholders or (b) deposited in the Class B Interest Funding Account, as applicable.

                 "Class B Penalty Rate" shall mean the sum of the Class B Certificate Rate and 2.00% per annum.

                 "Class B Principal Commencement Date" shall mean the Distribution Date on which the Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and the Early Amortization Period has not commenced, the Distribution Date following the Class A Expected Final Payment Date.

                 "Class B Principal Percentage" shall mean, with respect to any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and the denominator of which is the Invested Amount as of such day and (ii) during the Accumulation Period, the Principal Payment Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day; provided, however, that with respect to the first Monthly Period, the Class B Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.
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                 "Class B Required Amount" shall have the meaning specified in
Section 4.04(b).

                 "Class B Servicing Fee" shall have the meaning specified in
Section 3.01.

                 "Closing Date" shall mean the date specified as such in the attached Term Sheet.

                 "Collateral Additional Interest" shall have the meaning specified in Section 4.02(c).

                 "Collateral Agreement" shall mean the agreement among the Seller, the Servicer, the Trustee and the Collateral Indebtedness Holder relating to the Designated Series, dated the same date as the Term Sheet, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Collateral Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) if applicable, the Collateral Initial Percentage of the Prefunding Investment Proceeds with respect to such Distribution Date, and (b) the Collateral Floating Percentage of the Collections of Finance Charge Receivables (other than Finance Charge Receivables allocated to Servicer Interchange with respect to such Monthly Period) allocated to the Designated Series (including any investment earnings that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement).

                 "Collateral Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Collateral Floating Percentage for such Monthly Period.

                 "Collateral Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral
Indebtedness Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the
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                                                                              15


Adjusted Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the Collateral Floating Percentage shall mean the Collateral Initial Percentage.

                 "Collateral Indebtedness Amount" shall mean, when used with respect to any date, an amount equal to (a) the Collateral Initial Indebtedness Amount, minus (b) the aggregate amount of deposits made to the Cash Collateral Account pursuant to Section 4.05(e)(i), 4.05(f)(iii) and 4.05(g)(i) prior to such date, minus (c) an amount equal to the amount by which the Collateral Indebtedness Amount has been reduced on all prior Distribution Dates pursuant to Section 4.06, plus (d) the aggregate amount of Excess Finance Charges and Excess Spread allocated and available on all prior Distribution Dates pursuant to Section 4.07(h) for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c) and plus (e) if applicable, the amount of any increases in the Collateral Indebtedness Amount during the Funding Period pursuant to Section 4.13(f); provided, however, that the Collateral Indebtedness Amount may not be reduced below zero.

                 "Collateral Indebtedness Holder" shall mean the entity so designated in the Collateral Agreement.

                 "Collateral Indebtedness Interest" shall mean a fractional undivided interest in the Trust which shall consist of the right to receive, to the extent necessary to make the required payments to the Collateral Indebtedness Holder under the Supplement, the portion of Collections allocable thereto under the Agreement and the Supplement, funds on deposit in the Collection Account allocable thereto pursuant to the Agreement and the Supplement and, subject to the rights of the Investor Certificateholders with respect thereto, funds on deposit in the Cash Collateral Account, the Reserve Account and, if applicable, the Prefunding Account.

                 "Collateral Initial Indebtedness Amount" shall mean the Collateral Initial Investor Amount less the Collateral Initial Percentage of the Initial Prefunded Amount.
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                 "Collateral Initial Investor Amount" shall mean the amount specified as such in the attached Term Sheet.

                 "Collateral Initial Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the Collateral Initial Investor Amount and the denominator of which is the Initial Investor Amount.

                 "Collateral Interest Shortfall" shall have the meaning specified in subsection 4.02(c).

                 "Collateral Investor Amount" shall mean the sum of (a) the Collateral Indebtedness Amount and (b) the Collateral Initial Percentage of the Prefunded Amount, if any.

                 "Collateral Monthly Interest" shall have the meaning specified in Section 4.02(c).

                 "Collateral Monthly Principal" shall have the meaning specified in Section 4.03(c).

                 "Collateral Principal Collections" shall mean with respect to any Distribution Date the amount of Invested Principal Collections with respect to such date less the amount of Investor Principal Collections with respect to such date plus the amount, if any, of Excess Spread and Excess Finance Charges to be distributed pursuant to Section 4.07(g) and (h) on such Distribution Date minus the amount of Reallocated Principal Collections with respect to such Monthly Period which, pursuant to Section 4.08, are required to fund any deficiency in the amounts to be distributed pursuant to Sections 4.05(a)(i),
(ii) and (iii) and 4.05(b)(i) and (ii) and Section 4.07(c)(II) for the related Distribution Date (excluding Reallocated Principal Collections with respect to the Class B Invested Amount).

                 "Collateral Principal Shortfall" shall mean, for any Distribution Date during (a) the Accumulation Period, (b) the Early Amortization Period or (c) the Principal Payment Period, the excess of Collateral Monthly Principal for such Distribution Date over the amount of Collateral

Principal Collections available to be deposited in the Cash Collateral Account on such date pursuant to Section 4.05(g)(i).

                 "Collateral Rate" shall mean the rate designated as such in the Collateral Agreement, such rate not to exceed LIBOR Rate, as defined in the Collateral Agreement, plus 1.00%.

                 "Collateral Servicing Fee" shall have the meaning specified in
Section 3.01.

                 "Collateral Surplus" shall mean, with respect to any Distribution Date, the excess, if any, of (a) the amount on deposit in the Cash Collateral Account plus the Collateral Indebtedness Amount over (b) the Required Collateral Amount.

                 "Controlled Accumulation Amount" shall mean (a) for any Distribution Date with respect to the Class A Accumulation Period, the amount specified as such in the attached Term Sheet; provided, however, that, if the Class A Accumulation Period is modified pursuant to Section 4.03(g), (i) the Controlled Accumulation Amount for each Distribution Date with respect to the Class A Accumulation Period shall mean the amount specified in accordance with such Section 4.03(g) on the date on which the Class A Accumulation Period has most recently been modified, (ii) the Controlled Accumulation Amount for each related Monthly Period shall be no greater than the Accumulation Period Amount for such Monthly Period and (iii) the sum of the Controlled Accumulation Amounts for all Distribution Dates with respect to the modified Class A Accumulation Period shall not be less than the Class A Initial Invested Amount plus, if applicable, the amount of any increases in the Invested Amount during the Funding Period; and (b) for any Distribution Date with respect to the Class B Accumulation Period, an amount equal to one-half of the Class B Invested Amount plus, if applicable, the amount of any increases in the Invested Amount during the Funding Period, as of the Class B Principal Commencement Date.

                 "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

                 "Covered Amount" shall mean (a) for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the Class B Principal Commencement Date, an amount equal to (i) if the Class A Certificate Rate is a fixed rate, one-twelfth of the product of the Class A Certificate Rate and the Principal Funding Account Balance, if any, as of the preceding Distribution Date, and
(ii) if the Class A Certificate Rate is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (B) the Class A Certificate Rate and (C) the Principal Funding Account Balance, if any, as of the preceding Distribution Date and (b) for any Distribution Date with respect to the Class B Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs on or after the Class B Principal Commencement Date, an amount equal to (i) if the Class B Certificate Rate is a fixed rate, one-twelfth of the product of the Class B Certificate Rate and the Principal Funding Account Balance, if any, as of the preceding Distribution Date, and
(ii) if the Class B Certificate Rate is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date and the denominator of which is 360, (B) the Class B Certificate Rate and (C) the Principal Funding Account Balance, if any, as of the preceding Distribution Date.

                 "Cut-Off Date" shall mean the date specified as such in the attached Term Sheet.

                 "Deficit Controlled Accumulation Amount" shall mean (a) on the first Distribution Date with respect to the

Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date and
(b) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such subsequent Distribution Date.

                 "Designated Series" shall mean the Series of Certificates (including any Additional Investor Certificates) established pursuant to the Agreement by the Term Sheet and this Annex.

                 "Designated Series Accounts" shall have the meaning specified in Section 4.03(f)(i).

                 "Designated Series Certificate" shall mean a Class A Certificate or a Class B Certificate.

                 "Designated Series Certificateholder" shall mean a Class A Certificateholder or a Class B Certificateholder.

                 "Early Amortization Period" shall mean the period commencing at the close of business on the Business Day immediately preceding the day on which a Pay Out Event with respect to the Designated Series is deemed to have occurred, and ending on the first to occur of (i) the payment in full to the Class A Certificateholders and the Class B Certificateholders of the Class A Invested Amount and the Class B Invested Amount, if any, respectively, and the payment in full to the Collateral Indebtedness Holder of the Collateral Indebtedness Amount, if any, or (ii) the Termination Date.

                 "Excess Shared Principal Collections" shall mean the excess of the Shared Principal Collections over the aggregate amount of Principal Shortfalls for all Series, as defined in each related Supplement, which are Principal Sharing Series for such Distribution Date.

                 "Excess Spread" shall mean, with respect to any Distribution Date, the sum of the amounts, if any, specified pursuant to Sections 4.05(a)(iv), 4.05(b)(iii) and 4.05(c)(ii) with respect to such Distribution Date.

                 "Expected Monthly Principal" shall be equal to the product of
(i) the lowest of the monthly principal payment rates (determined by dividing Collections of Principal Receivables during a calendar month by the amount of Principal Receivables in the Trust as of the last day of the preceding month, adjusted for additions and removals occurring after such last day), expressed as a decimal for the 12 calendar months preceding the date of such calculation (or such lower principal payment rate as the Servicer may select) and (ii) the sum of (a) the Initial Invested Amount of the Designated Series and (b) the aggregate amount of the Initial Invested Amounts (as defined in the related Supplement) of all other outstanding Series that are not Variable Funding Series; provided, that for the purposes of this definition the "Initial Invested Amount" of any outstanding Prefunded Series (including the Designated Series) will be deemed to be equal to the Initial Invested Amount plus, as of such date of determination, the amount of any increases in the Invested Amount during the Funding Period of such Series.

                 "Extendable Series" shall mean the Designated Series, if so specified in the attached Term Sheet, and each other Series specified as an Extendable Series in the related Supplement.

                 "Final Funding Date" if applicable, shall mean the date specified as such in the attached Term Sheet.

                 "Finance Charge Shortfall" shall have the meaning specified in
Section 4.09.

                 "Fitch" shall mean Fitch Investors Service, L.P.

                 "Floating Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Adjusted Invested Amount as of the last day of the preceding Monthly Period and the denominator of which is the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Excess Funding Account as of such last day; provided, however, that, with respect to the first Monthly Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount and the denominator of which is the sum of the total amount of Principal Receivables in the Trust on the Cut-Off Date and the principal amount on deposit in the Excess Funding Account as of such day and provided further, however, that if the Designated Series is a Prefunded Series in which the Invested Amount has increased during the preceding Monthly Period (including the first Monthly Period) pursuant to Section 4.13(f), the numerator of the above fraction shall instead be equal to the sum of the Adjusted Invested Amount on each day during such Monthly Period divided by the number of days in such Monthly Period.

                 "Floating Rate Index Maturity" if applicable, shall mean, when the Designated Series is based on a floating rate of interest, the period to maturity of the instrument or obligation on which the particular interest rate formula is based specified as such in the attached Term Sheet.

                 "Funding Date(s)" if applicable, shall mean the dates specified as such in the attached Term Sheet.

                 "Funding Period" if applicable, shall mean the period commencing on the Closing Date and ending upon the first to occur of (a) the conclusion of the Revolving Period, (b) the date on which the Invested Amount shall first equal the Investor Amount and (c) the Final Funding Date.

                 "Group One" shall mean the Designated Series and each other Series specified in the related Supplement to be included in Group One.

                 "Initial Distribution Date" shall mean the date specified as such in the attached Term Sheet.

                 "Initial Funding Date" if applicable, shall mean the date specified as such in the attached Term Sheet.

                 "Initial Invested Amount" shall mean the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Collateral Initial Indebtedness Amount.

                 "Initial Investor Amount" shall mean the sum of the Class A Initial Investor Amount, the Class B Initial Investor Amount and the Collateral Initial Investor Amount.

                 "Initial Prefunded Amount" shall mean the amount specified as such in the attached Term Sheet.

                 "Initial Principal Payment Date" if applicable, shall mean the date specified as such in the attached Term Sheet.

                 "Initial Servicing Fee" shall have the meaning specified in
Section 3.01.

                 "Interest Funding Accounts" if applicable, shall mean the Class A Interest Funding Account and the Class B Interest Funding Account.

                 "Interest Payment Date" shall mean the dates specified as such in the attached Term Sheet, and the relevant Expected Final Payment Date.

                 "Interest Period" shall mean, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding such Payment Date.

                 "Invested Amount" shall mean, as of any date of determination, an amount equal to the sum of (a) the Class A Invested Amount as of such date,
(b) the Class B Invested Amount as of such date and (c) the Collateral Indebtedness Amount as of such date.

                 "Invested Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the Principal Allocation Percentage of all Collections of Principal Receivables received during such Monthly Period.

                 "Investor Amount" shall mean, as of any date of determination, an amount equal to the sum of (a) the Invested Amount and (b) the Prefunded Amount, if any.

                 "Investor Charge-Offs" shall mean Class A Investor Charge-Offs and Class B Investor Charge-Offs.

                 "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Monthly Period and (b) the Floating Allocation Percentage for such Monthly Period.

                 "Investor Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the product of (i) Invested Principal Collections with respect to such Monthly Period and (ii) the sum of the Class A Principal Percentage and the Class B Principal Percentage with respect to such Monthly Period.

                 "LIBOR" if applicable, shall mean, as of any LIBOR Determination Date, the rate for deposits in United States dollars which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date for a period of the Class A Floating Rate Index Maturity or the Class B Floating Rate Index Maturity, as applicable, commencing on the first day of the relevant Interest Period. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period of the

Class A Floating Rate Index Maturity or the Class B Floating Rate Index Maturity, as applicable, commencing on the first day of the relevant Interest Period. The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading international banks for a period of the Class A Floating Rate Index Maturity or the Class B Floating Rate Index Maturity, as applicable, commencing on the first day of the relevant Interest Period.

                 "LIBOR Determination Date" if applicable, shall mean, with respect to any Interest Period, the second London Business Day prior to the commencement of such Interest Period (or in the case of the initial Interest Period, the second London Business Day prior to the Closing Date).

                 "London Business Day" if applicable, shall mean a day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                 "Monthly Interest" means, with respect to any Distribution Date, the Class A Monthly Interest, the Class B Monthly Interest and Collateral Monthly Interest for such Distribution Date.

                 "Monthly Servicing Fee" shall have the meaning specified in
Section 3.01.

                 "Net Servicing Fee Rate" shall mean the rate specified as such in the attached Term Sheet.

                 "Non-Variable Accumulation Series" shall mean Series 1993-1, Series 1993-2, Series 1993-3, 1993-4 and each outstanding Series that is not a Variable Funding Series or a Variable Accumulation Series.

                 "Payment Date" shall mean any Interest Payment Date and any Special Payment Date.

                 "Portfolio Adjusted Yield" shall mean, with respect to any Distribution Date, the average of the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate for each such Monthly Period from the Portfolio Yield for each such Monthly Period.

                 "Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) an amount equal to the product obtained by multiplying the Floating Allocation Percentage with respect to such Monthly Period and the amount of Collections of Finance Charge Receivables with respect to such Monthly Period (including any investment earnings that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement) calculated on a billed basis, or, in the case of any such Collections consisting of annual membership fees, on an amortized (rather than billed) basis, plus (b) the amount of any Principal Funding Investment Proceeds for the related Distribution Date plus (c) if applicable, the amount of any Prefunding Investment Proceeds for the related Distribution Date, plus (d) any Excess Finance Charges that are allocated to the Designated Series with respect to such Monthly Period plus (e) the amount of funds, if any, withdrawn from the Reserve Account which, pursuant to Section 4.11(d), are required to be included as Class A Available Funds or Class B Available Funds, as the case may be, in each case for the Distribution Date with respect to such Monthly Period minus
(f) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

                 "Prefunded Amount" if applicable, shall mean (a) the Initial Prefunded Amount minus (b) the amount of any increases in the Invested Amount during the Funding Period pursuant to Section 4.13(f) and minus (c) disbursements from the Prefunding Account pursuant to Section 4.13(e).

                 "Prefunded Series" shall mean the Designated Series, if so specified in the attached Term Sheet, and each other Series specified as a Prefunded Series in the related Supplement.

                 "Prefunding Account" if applicable, shall have the meaning set forth in Section 4.13(b).

                 "Prefunding Investment Proceeds" if applicable, shall have the meaning specified in Section 4.13(c).

                 "Principal Allocation Percentage" shall mean, with respect to any day during a Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Cut-Off Date) and (b) after the end of the Revolving Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Cut-Off Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; provided, however, that if the Designated Series is a Prefunded Series in which the Invested Amount has increased during the previous Monthly Period (including the first Monthly Period) pursuant to
Section 4.13(f), the numerator of the above fraction during the Revolving Period shall instead be equal to the sum of the Invested Amount on each day during such Monthly Period divided by the number of days in such Monthly Period, and provided further, however, that if after the commencement of the Accumulation Period, the Principal Payment Period or the Early Amortization Period a Pay Out Event occurs with respect to another Series that was designated in the Supplement therefor as a Series that is a "Paired Series" with respect to the Designated Series, the Seller may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that (x) such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such "Paired Series" and (y) the Seller shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee.

                 "Principal Funding Account" shall have the meaning set forth in Section 4.03(d)(i).

                 "Principal Funding Account Balance" shall mean, with respect to any date of determination during the Accumulation Period, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

                 "Principal Funding Investment Proceeds" shall have the meaning specified in Section 4.03(d)(ii).

                 "Principal Payment Event" if applicable, shall mean the delivery by the Servicer of a notice to the Trustee of its election not to extend the Initial Principal Payment Date in accordance with Section 7.03.

                 "Principal Payment Period" if applicable, shall mean the period beginning on the Interest Payment Date immediately following the occurrence of a Principal Payment Event and ending upon the earliest to occur of (i) the commencement of the Early Amortization Period, (ii) the payment in full to the Designated Series Certificateholders of the Investor Amount and
(iii) the Termination Date.

                 "Principal Shortfall" shall have the meaning specified in
Section 4.10.

                 "Reallocated Principal Collections" shall mean, with respect to any Monthly Period, the product of (a) the Principal Allocation Percentage with respect to such Monthly Period, (b) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account for such Monthly Period and (c) the sum of the Class B Floating

Percentage and the Collateral Floating Percentage with respect to such Monthly Period.

                 "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Adjusted Invested Amount on such Distribution Date, plus (ii) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Designated Series Certificate-holders and the Collateral Indebtedness Holder on a prior Distribution Date, plus (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Designated Series Certificateholders and the Collateral Indebtedness Holder on a prior Distribution Date.

                 "Reference Banks" if applicable, shall mean four major banks in the London interbank market selected by the Servicer.

                 "Required Collateral Amount" shall mean, with respect to any Distribution Date, the greater of (i) the product of (a) the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Collateral Indebtedness Amount, each as of such Distribution Date after taking into account distributions made on such date and (b) the Required Invested Base Percentage and (ii) (a) if the Collateral Indebtedness Amount is greater than zero, the product of the Required Collateral Base Percentage and the Initial Invested Amount of the Designated Series, or (b) if the Collateral Indebtedness Amount is equal to zero, the product of the Required Cash Base Percentage and the Initial Invested Amount of the Designated Series; provided, however, that
(i) if there are any withdrawals from the Cash Collateral Account pursuant to
Section 4.12(c), any reductions in the Collateral Indebtedness Amount pursuant to clause (c) of the definition of such amount, or a Pay Out Event occurs with respect to the Designated Series, then the Required Collateral Amount for any Distribution Date shall equal the Required Collateral Amount on the Distribution Date immediately preceding such withdrawal, reduction or Pay Out Event,

(ii) in no event shall the Required Collateral Amount exceed the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount on any such date, and (iii) the Required Collateral Amount may be reduced without the consent of the Designated Series Certificateholders, if the Seller shall have received written notice from each Rating Agency that such reduction will not result in the reduction or withdrawal of the then current rating of the Designated Series Certificates and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such reduction will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to the Designated Series.

                 "Required Draw Amount" shall have the meaning specified in
Section 4.12(c).

                 "Required Cash Base Percentage" shall mean, the percentage specified as such in the attached Term Sheet.

                 "Required Collateral Base Percentage" shall mean, the percentage specified as such in the attached Term Sheet.

                 "Required Funding Percentage" if applicable, shall mean the percentage specified as such in the attached Term Sheet.

                 "Required Invested Base Percentage" shall mean, the percentage specified as such in the attached Term Sheet.

                 "Required Principal Balance" shall mean, as of any date of determination, (a) the sum of the "Initial Invested Amount" (as defined in the relevant Supplement) of the Investor Certificates of each Series outstanding on such date plus, as of such date of determination, the aggregate amounts of any increases in the Invested Amounts of each Prefunded Series outstanding (in each case, other than any Series or portion thereof which is designated in the relevant Supplement as then being an Excluded Series) minus (b) the principal amount on deposit in the Excess Funding

Account on such date; provided, however, if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more of such Series, the Required Principal Balance shall mean (a) the sum of the "Invested Amount" (as defined in the relevant Supplement) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred, minus (b) the principal amount on deposit in the Excess Funding Account.

                 "Required Reserve Account Amount" shall mean, with respect to any Distribution Date prior to the Reserve Account Funding Date, $0, and on or after the Reserve Account Funding Date, an amount equal to (a) the product of
(i) the Required Reserve Base Percentage of the sum of the Class A Invested Amount and the Class B Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (ii) the Reserve Account Factor for such Distribution Date, or (b) any other amount designated by the Seller, provided that, if such designation is of a lesser amount, the Seller (i) shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee, and (ii) shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event, to occur with respect to the Designated Series.

                 "Required Reserve Base Percentage" shall mean, the percentage specified as such in the attached Term Sheet.

                 "Reserve Account" shall have the meaning specified in Section 4.11(a).

                 "Reserve Account Factor" shall mean, with respect to any date of determination, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Accumulation Period as of such date and the denominator of which is twenty.

                 "Reserve Account Funding Date" shall mean the Distribution Date with respect to the Monthly Period which commences 12 months prior to the Monthly Period which as of the related Determination Date is scheduled to commence the Accumulation Period in accordance with Section 4.03(g) provided that the Seller may delay the Reserve Account Funding Date to the Distribution Date which occurs not later than the number of months prior to the scheduled commencement date of the Accumulation Period determined in accordance with the following schedule:


                                                                               Number of Months
  Portfolio Adjusted Yield                                           (rounded up to nearest whole number)
  ------------------------                                           ------------------------------------
  Less than 2%  . . . . . . . . . . . . . . . . . . . . .            12 x Reserve Account Factor

  2% or more, but less than 3%  . . . . . . . . . . . . .            6 x Reserve Account Factor

  3% or more, but less than 4%  . . . . . . . . . . . . .            4 x Reserve Account Factor

  4% or more  . . . . . . . . . . . . . . . . . . . . . .            3 x Reserve Account Factor
  ----------

                 "Reserve Account Surplus" shall mean, as of any date of determination, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

                 "Reserve Draw Amount" shall have the meaning specified in
Section 4.11(c).

                 "Revolving Period" shall mean the period beginning at the close of business on the Cut-Off Date and ending on the earlier of (a) the close of business on the day the Class A Accumulation Period commences, (b) the close of business on the day the Early Amortization Period commences and (c) the close of business on the day the Principal Payment Period commences.

                 "Servicer Interchange" shall mean, for any Monthly Period, the product of (a) the Floating Allocation Percentage for such Monthly Period and
(b) the portion of collections of Finance Charge Receivables allocated to the

Designated Series Certificates and the Collateral Indebtedness Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the sum of the Invested Amount as of the last day of such Monthly Period and (ii) a percentage equal to the Servicing Fee Rate less the Net Servicing Fee Rate.

                 "Servicing Base Amount" shall have the meaning specified in
Section 3.01.

                 "Servicing Fee Rate" shall mean the rate specified as such in the attached Term Sheet.

                 "Special Payment Date" shall mean each Distribution Date with respect to the Early Amortization Period and the Principal Payment Period.

                 "Subordinated Excess Principal Series", shall mean the Designated Series, if so specified in the Supplement, and each other Series specified in the related supplement to be a Subordinated Excess Principal Series.

                 "Subordinated Excess Principal Shortfall", shall have the meaning specified in Section 4.10.

                 "Telerate Page 3750" if applicable, shall mean the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that Service for the purpose of displaying comparable rates or prices).

                 "Termination Date" shall mean the date specified as such in the attached Term Sheet.

                 "Variable Accumulation Series" shall mean each outstanding Series, other than Series 1993-1, 1993-2, 1993-3, 1993-4 and any Variable Funding Series, for which, pursuant to the terms of the related Supplement, at the time a determination is made pursuant to Section 4.03(g), the commencement date of the Accumulation Period may be changed.

                 "Variable Funding Series" shall mean any Series designated in the related Supplement as a Variable Funding Series.

                 (b) Notwithstanding anything to the contrary in the Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in the Supplement or the Agreement with respect to the Designated Series, each statistical rating agency specified as a Rating Agency in the attached Term Sheet. As used in the Supplement and in the Agreement with respect to the Designated Series, "highest investment category" shall mean (i) in the case of Standard & Poor's, A-1+, AAA, AAAm or AAAm-G, as applicable, (ii) in the case of Moody's, P-1 or Aaa, as applicable and (iii) in the case of Fitch, if rated by Fitch, F-1+ or AAA, as applicable; provided, however, that notwithstanding any other provision of the Agreement or the Supplement to the contrary, for purposes of the investment of funds in the Class B Interest Funding Account, if any, and, on and after the Class B Principal Commencement Date, the Cash Collateral Account, the Principal Funding Account and the Reserve Account, "highest investment category" as used in the definition of "Eligible Investments" shall mean (i) in the case of Standard & Poor's, A-1, A-1+ or AAA, as applicable, (ii) in the case of Moody's, P-1 or Aaa, as applicable and (iii) in the case of Fitch, if rated by Fitch, F-1 or F-1+, or AAA, as applicable.

                 (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement.

                 (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in the Supplement shall refer to the Supplement as a whole and not to any particular provision of the Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to the Supplement unless otherwise specified; and the term "including" means "including without limitation".

                 Section 2.02.  Amendment to Section 2.08 of the Agreement.
Section 2.08(c)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

                 (c) Automatic Additional Accounts. (i) The Seller may from time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the applicable conditions specified in paragraph (d) below, designate Eligible Accounts to be included as Accounts as of the applicable Additional Cut-Off Date. For purposes of this paragraph, Eligible Accounts shall be deemed to include only consumer revolving credit card accounts or other consumer revolving credit accounts which (x) are originated by the Seller or any Affiliate of the Seller, (y) are of a type included as Initial Accounts or which have previously been included in any Addition which has been effected in accordance with all of the conditions specified in paragraph (d) below and (z) have a designation other than "Associate 20", "Associate 21", "Associate 195" or "Associate 196" marketing programs in the Seller's credit card master file.


                                  ARTICLE III

                              Servicer and Trustee

                 Section 3.01. Servicing Compensation. The share of the Servicing Fee allocable to the Designated Series Certificateholders and the Collateral Indebtedness Holder with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth the product of (a) the Servicing Fee Rate and (b) the Adjusted Invested Amount, if any, as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, with respect to the first Distribution Date, the Monthly Servicing Fee (the "Initial Servicing Fee") shall be equal to the Servicing Fee accrued on the Initial Invested Amount at the Servicing Fee Rate for the period from the Closing Date to but excluding the first

Distribution Date. On each Distribution Date, but only if the Seller or The Bank of New York is the Servicer, Interchange with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency of Servicer Interchange. The share of the Monthly Servicing Fee allocable to the Class A Certificateholders (after giving effect to the distribution of Servicer Interchange, if any, to the Servicer) with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to the product of the Class A Floating Percentage as of the first Distribution Date and the Initial Servicing Fee, and provided further, that with respect to the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs the Class A Servicing Fee shall be increased by an amount equal to the product of (a) the Net Servicing Fee Rate, (b) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date and the denominator of which is 360,
(c) the increase in the Invested Amount as a result of such Additional Issuance and (d) the Class A Floating Percentage with respect to such Distribution Date. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders (after giving effect to the distribution of Servicer Interchange, if any, to the Servicer) with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class B Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to product of the Class B Floating Percentage as of the first Distribution Date and the Initial Servicing Fee, and provided, further, that with respect to the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs, the Class B Servicing Fee shall be increased by an amount equal to the product of (a) the Net Servicing Fee Rate, (b) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date and the denominator of which is 360, (c) the increase in the Invested Amount as a result of such Additional Issuance and (d) the Class B Floating Percentage with respect to such Distribution Date. The share of the Monthly Servicing Fee allocable to the Collateral Indebtedness Holder (after giving effect to the distribution of Servicer Interchange, if any, to the Servicer) with respect to such Distribution Date (the "Collateral Servicing Fee") shall be equal to one-twelfth of the product of (c) the Collateral Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the first Distribution Date, the Collateral Servicing Fee shall be equal to the product of the Collateral Floating Percentage as of the first Distribution Date and the Initial Servicing Fee. The remainder of the Servicing Fee shall be paid by the Seller or the Certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee, the Designated Series Certificateholders or the Collateral Indebtedness Holder be liable for the share of the Servicing Fee to be paid by the Seller or the Certificateholders of any other Series. The (i) Class A Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to Section 4.05(a)(ii), 4.07(a), 4.08(a) or 4.12(c); (ii) the Class B Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to Section 4.05(b)(ii), 4.07(c), 4.08(b) or 4.12(c); and (iii) the Collateral Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to Section 4.05(c)(i) or 4.07(f).

                                   ARTICLE IV

             Rights of the Designated Series Certificateholders and
                       Collateral Indebtedness Holder and
                   Allocation and Application of Collections

                 Section 4.01. Collections and Allocations. The Servicer will apply, or will instruct the Trustee to apply, all collections and other funds on deposit in the Collection Account that are allocated to the Designated Series Certificates and the Collateral Indebtedness Interest as described in this Article IV.

                 Section 4.02. Determination of Monthly Interest. (a) The amount of monthly interest ("Class A Monthly Interest") distributable from the Collection Account with respect to the Class A Certificates on any Distribution Date shall be an amount equal to (i) if the Class A Certificate Rate is a fixed rate, one-twelfth of the product of the Class A Certificate Rate and the Class A Investor Amount as of the preceding Record Date, and (ii) if the Class A Certificate Rate is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (B) the Class A Certificate Rate and
(C) the outstanding principal balance of the Class A Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the Class A Initial Investor Amount at the Class A Certificate Rate for the period from the Closing Date to but excluding the first Distribution Date; and provided further, that with respect to the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs, Class A Monthly Interest shall be increased by the amount equal to the product of (a) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date (which actual number of days in the period shall be computed using a 30-day month if the Class A Certificate Rate is a fixed rate) and the denominator of which is 360, (b) the Class A Certificate Rate and (c) the increase in the outstanding principal balance of the Class A Certificates as a result of such Additional Issuance.

                 On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the "Class A Interest Shortfall"), of (x) the Class A Monthly Interest for the Interest Period applicable to such Payment Date over (y) the aggregate amount of funds allocated and available to pay the Class A Monthly Interest on such Payment Date or, if the Interest Period (relating to the forthcoming Payment Date) is longer than one month, the amount which will be on deposit in the Class A Interest Funding Account on such Payment Date. If the Class A Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount ("Class A Additional Interest") equal to (i) if the Class A Certificate Rate is a fixed rate, one-twelfth of the product of the Class A Penalty Rate and such Class A Interest Shortfall (or the portion thereof which has not been paid to Class A Certificateholders) , and (ii) if the Class A Certificate Rate is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (B) the Class A Penalty Rate and (C) such Class A Interest Shortfall (or the portion thereof which has not been paid to Class A Certificateholders), shall be payable as provided herein with respect to the Class A Certificates on each Distribution Date following such Payment Date to and including the Payment Date on which such Class A Interest Shortfall is paid to Class A Certificateholders. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to Class A Certificateholders only to the extent permitted by applicable law.

                 (b) The amount of monthly interest ("Class B Monthly Interest") distributable from the Collection Account with respect to the Class B Certificates on any Distribution Date shall be an amount equal to (i) if the Class B Certificate Rate is a fixed rate, one-twelfth of the product of the Class B Certificate Rate and the Class B Investor Amount as of the preceding Record Date, and (ii) if the

Class B Certificate Rate is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (B) the Class B Certificate Rate and
(C) the outstanding principal balance of the Class B Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the Class B Initial Investor Amount at the Class B Certificate Rate for the period from the Closing Date to but excluding the first Distribution Date; and provided further, that with respect to the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs, Class B Monthly Interest shall be increased by the amount equal to the product of (a) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date (which actual number of days in the period shall be computed using a 30-day month if the Class B Certificate Rate is a fixed rate) and the denominator of which is 360, (b) the Class B Certificate Rate and (c) the increase in the Class B Invested Amount as a result of such Additional Issuance.

                 On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the "Class B Interest Shortfall"), of (x) the Class B Monthly Interest for the Interest Period applicable to such Payment Date over (y) the aggregate amount of funds allocated and available to pay the Class B Monthly Interest on such Payment Date or, if the Interest Period (relating to the forthcoming Payment Date) is longer than one month, the amount which will be on deposit in the Class B Interest Funding Account on such Payment Date. If the Class B Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount ("Class B Additional Interest") equal to (i) if the Class B Certificate Rate is a fixed rate, one-twelfth of the product of the Class B Penalty Rate and such Class B Interest Shortfall (or the portion thereof which has not been paid to Class B Certificateholders), and
(ii) if the Class B Certificate Rate is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (B) the Class B Penalty Rate and (C) such Class B Interest Shortfall (or the portion thereof which has not been paid to Class A Certificateholders), shall be payable as provided herein with respect to the Class B Certificates on each Distribution Date following such Payment Date to and including the Payment Date on which such Class B Interest Shortfall is paid to Class B Certificateholders. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to Class B Certificateholders only to the extent permitted by applicable law.

                 (c) The amount of monthly interest ("Collateral Monthly Interest") distributable from the Collection Account with respect to the Collateral Indebtedness Interest on any Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Collateral Rate and (ii) the Collateral Investor Amount as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Collateral Monthly Interest shall be equal to the interest accrued on the Collateral Initial Investor Amount at the Collateral Rate for the period from the Closing Date to but excluding the first Distribution Date.

                 On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Collateral Interest Shortfall"), of (x) the Collateral Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Collateral Monthly Interest on such Distribution Date. If the Collateral Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Collateral Additional Interest") equal to the product of
(i) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

(ii) the Collateral Rate and (iii) such Collateral Interest Shortfall (or the portion thereof which has not been paid to the Collateral Indebtedness Holder) shall be payable as provided herein with respect to the Collateral Indebtedness Interest on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Collateral Interest Shortfall is paid to the Collateral Indebtedness Holder. Notwithstanding anything to the contrary herein, Collateral Additional Interest shall be payable or distributed to the Collateral Indebtedness Holder only to the extent permitted by applicable law.

                 Section 4.03. Determination of Monthly Principal; Designated Series Accounts; Class A Accumulation Period. (a) The amount of monthly principal ("Class A Monthly Principal") distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date, beginning with the first to occur of (i) the first Special Payment Date, if any, and (ii) the first Distribution Date with respect to the Class A Accumulation Period, shall be equal to the least of (x) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (y) for each Distribution Date with respect to the Class A Accumulation Period (and on or prior to the Class A Expected Final Payment
Date), the Controlled Deposit Amount for such Distribution Date and (z) the Class A Adjusted Invested Amount on such Distribution Date.

                 (b) The amount of monthly principal ("Class B Monthly Principal") distributable from the Collection Account with respect to the Class B Certificates on each Distribution Date, beginning with the Class B Principal Commencement Date, shall be equal to the least of (x) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date),
(y) for each Distribution Date with respect to the Class B Accumulation Period (and on or prior to the Class B Expected Final Payment Date), the Controlled Deposit Amount for such Distribution Date and (z) the Class B Adjusted Invested Amount on such Distribution Date.

                 (c) The amount, if any, of monthly principal ("Collateral Monthly Principal") distributable from the Collection Account with respect to the Collateral Indebtedness Amount on each Distribution Date:

                 (i) beginning with the first Distribution Date with respect to any Early Amortization Period, shall be an amount equal to the Collateral Principal Collections with respect to such Distribution Date;

                (ii) beginning on any Distribution Date (other than any Distribution Date during an Early Amortization Period), shall be an amount equal to the lesser of (A) Collateral Principal Collections with respect to such Distribution Date plus Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date and (B) the excess, if any, of (x) the Collateral Surplus on such Distribution Date over (y) the Cash Collateral Surplus, if any, computed without reference to distributions under this subsection;

               (iii) beginning with the Distribution Date on which the Class B Invested Amount is paid in full, shall be an amount equal to the sum of the Available Investor Principal Collections with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Distribution Date) and the Collateral Principal Collections with respect to such Distribution Date; and

                (iv) beginning on any Distribution Date, in addition to the amount, if any, set forth in items (i) through (iii) above, at the option of the Seller (as evidenced by written instructions to the Servicer and the Trustee with a copy to the Collateral Indebtedness Holder), and after receipt by the Servicer and the Trustee of a written determination by each Rating Agency that such action will not result in a reduction or withdrawal of the then current ratings of the Class A Certificates and the Class B Certificates, shall be an amount established by the Seller and consistent with any restrictions set forth in the determination of the Rating Agency;

provided, however, with respect to any Distribution Date, Collateral Monthly Principal shall not exceed the Collateral Indebtedness Amount and, with respect to any Distribution Date with respect to the Revolving Period and the Accumulation Period, Collateral Monthly Principal shall be zero except to the extent otherwise specified in, or pursuant to, clauses (ii), (iii) and (iv) above.

                 (d)(i) The Servicer, for the benefit of the Designated Series Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Designated Series Certificateholders. The Principal Funding Account shall initially be established with the Trustee.

                 (ii) At the direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Designated Series Certificateholders; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses) ("Principal Funding Investment Proceeds") on funds on deposit therein shall be applied as set forth in paragraph (iii) below. Funds on deposit in the Principal Funding Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, the Servicer having reasonably determined that the interest of the Designated Series Certificateholders may be adversely affected if such Eligible Investment is held to its maturity. Unless the Servicer directs otherwise, funds deposited in the Principal

Funding Account on a Transfer Date (which immediately precedes a Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

                 (iii) On each Distribution Date with respect to the Accumulation Period, the Servicer shall direct the Trustee to withdraw from the Principal Funding Account and deposit into the Collection Account all Principal Funding Investment Proceeds then on deposit in the Principal Funding Account and such Principal Funding Investment Proceeds shall be treated as a portion of
(x) prior to the Class B Principal Commencement Date, Class A Available Funds and (y) thereafter, Class B Available Funds, in each case for such Distribution Date.

                 (iv) Reinvested interest and other investment income on funds deposited in the Principal Funding Account shall not be considered to be principal amounts on deposit therein for purposes of the Supplement.

                 (e)(i) If Interest Payment Dates occur less frequently than monthly, the Servicer, for the benefit of the Class A Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Class A Interest Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Certificateholders. Such Class A Interest Funding Account shall initially be established with the Trustee.

                 (ii) If Interest Payment Dates occur less frequently than monthly, the Servicer, for the benefit of the Class B Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Class B Interest Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class B Certificateholders. Such Class B Interest Funding Account shall initially be established with the Trustee.

                 (iii) If Interest Funding Accounts are established pursuant to paragraphs (i) and (ii) above, then at the direction of the Servicer, funds on deposit in such Interest

Funding Accounts shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Class A Certificateholders or the Class B Certificate-holders, as applicable; provided that on each Distribution Date, all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Interest Funding Accounts shall be paid to the Seller. Funds on deposit in such Interest Funding Accounts on any Distribution Date (which are not distributed to Class A Certificateholders or Class B Certificateholders, as applicable, pursuant to Section 5.01 on such Distribution Date) shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, the Servicer having reasonably determined that the interest of the Class A Certificateholders or the Class B Certificateholders, as applicable, may be adversely affected if such Eligible Investment is held to its maturity. Unless the Servicer directs otherwise, funds deposited in such Interest Funding Accounts on a Transfer Date (which immediately precedes a Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

                 (f)(i) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Interest Funding Accounts, if any, and the Principal Funding Account (collectively, the "Designated Series Accounts") and in all proceeds thereof. The Designated Series Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Class A Certificateholders and/or the Class B Certificateholders, as the case may be. If, at any time, any of the Designated Series Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Designated Series Account meeting the conditions specified in paragraph (c)(i), (e)(i) or (ii) above as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Designated Series Account.

                 (ii)  Pursuant to the authority granted to the Servicer in
Section 3.01(b) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Designated Series Accounts for the purposes of carrying out the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Section 5.01 of the Supplement and Section 6.07 of the Agreement, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Designated Series Accounts for the purpose of making distributions to the Designated Series Certificateholders.

                 (g) The Class A Accumulation Period is scheduled to commence at the close of business on the Class A Accumulation Period Commencement Date; provided, however, that if the Class A Accumulation Period Length on any Determination Date (determined as described below) is less than twenty months, upon notice to the Trustee, the Seller, each Rating Agency and the Collateral Indebtedness Holder, the Servicer, at its option, may elect to modify the date on which the Class A Accumulation Period actually commences to the last Business Day of any month that precedes the month that is the number of months prior to the Class A Expected Final Payment Date equal to the Class A Accumulation Period Length; provided, however, that (i) the length of the Class A Accumulation Period will not be less than one month; and (ii) notwithstanding any other provision of the Supplement to the contrary, no election to postpone the commencement of the Class A Accumulation Period shall be made after a Pay Out Event (as defined in the related Supplement) shall have occurred and is continuing with respect to any other Series. On each Determination Date, the Servicer will determine the "Class A Accumulation Period Length" which will equal the number of months such that the Accumulation Period Amount for the Monthly Period immediately preceding the Class A Expected Final Payment Date, when aggregated with the Accumulation Period Amounts for each preceding Monthly Period, will equal or exceed the Class A Initial Invested Amount plus, if applicable, the amount of any increases in the Class A Invested Amount during the Funding Period. Any notice by the Servicer electing to modify the commencement of the Class A Accumulation Period pursuant to this subsection (g) shall specify (i) the Accumulation Period Length, (ii) the commencement date of the Class A Accumulation Period and (iii) the Controlled Accumulation Amount with respect to each Monthly Period during the Class A Accumulation Period.

                 Section 4.04. Required Amount. (a) With respect to each Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Outstanding Monthly Interest, (iii) any Class A Additional Interest for such Distribution Date and any Class A Outstanding Additional Interest, (iv) the Class A Servicing Fee for such Distribution Date, (v) any Class A Servicing Fee previously due but not paid to the Servicer, and (vi) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (b) the Class A Available Funds. In the event that the Class A Required Amount for such Distribution Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Class A Required Amount on the date of computation and all or a portion of the Excess Spread and the Excess Finance Charges allocable to the Designated Series with respect to the related Monthly Period in an amount equal to the Class A Required Amount for such Distribution Date shall be distributed from the Collection Account on such Distribution Date pursuant to Section 4.07(a). In the event that the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and the amount of Excess Finance Charges allocable to the Designated Series with respect to the related Monthly Period, all or a portion of the Available Cash Collateral Amount with respect to such Distribution Date in an amount equal to such excess shall be applied to fund the Class A Required Amount. In the event that the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread, the amount of Excess Finance Charges allocable to the Designated Series with respect to the related Monthly Period and the Available Cash Collateral Amount with respect to such Distribution Date, all or a portion of the Reallocated Principal Collections with respect to such Monthly Period in an amount equal to such excess shall be distributed from the Collection Account on such Distribution Date pursuant to Section 4.08(a).

                 (b) With respect to each Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Class B Required Amount"), if any, by which (a) the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Outstanding Monthly Interest,
(iii) any Class B Additional Interest for such Distribution Date and any Class B Outstanding Additional Interest, (iv) the Class B Servicing Fee for such Distribution Date, (v) any Class B Servicing Fee previously due but not paid to the Servicer and (vi) the Class B Investor Default Amount, if any, for such Distribution Date exceeds (b) the Class B Available Funds. In the event that the Class B Required Amount for such Distribution Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Class B Required Amount on the date of computation and all or a portion of Excess Spread and the Excess Finance Charges allocable to the Designated Series (other than Excess Spread and Excess Finance Charges applied to fund the Class A Required Amount with respect to such Distribution Date) with respect to the related Monthly Period shall be applied to fund the Class B Required Amount.
In the event that the Class B Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocable to the Designated Series with respect to such Monthly Period and not used to fund the Class A Required Amount, all or a portion of the Available Cash Collateral Amount with respect to such Distribution Date pursuant to Section 4.12(c) shall be applied to fund the Class B Required Amount. In the event that the Class B Required Amount for such Distribution Date exceeds the portion of Excess Spread and Excess Finance Charges allocated to the Designated Series with respect to such Monthly Period and not used to fund the Class A Required Amount and the portion of the Available Cash Collateral Amount with respect to such Distribution Date withdrawn from the Cash Collateral Account to fund the

Class B Required Amount, then a portion of the Reallocated Principal Collections with respect to such Monthly Period shall be distributed from the Collection Account on such Distribution Date pursuant to Section 4.08(b).

                 Section 4.05. Application of Class A Available Funds, Class B Available Funds, Collateral Available Funds, Available Investor Principal Collections and Collateral Principal Collections. The Servicer shall apply (if the Seller is the Servicer and the Collection Account is maintained with the Seller) or shall cause the Trustee to apply, on each Distribution Date, Class A Available Funds, Class B Available Funds, Collateral Available Funds, Available Investor Principal Collections and Collateral Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:

                 (a) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following priority:

                 (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Outstanding Monthly Interest, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Outstanding Additional Interest, shall be distributed to the Paying Agent for payment to the Class A Certificateholders or, if the Interest Period (relating to the first Payment Date occurring on or after such Distribution Date) is longer than one month, shall be deposited by the Servicer or the Trustee in the Class A Interest Funding Account;

                 (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer (unless such amount has been netted against deposits to the

         Collection Account in accordance with Section 4.03 of the Agreement);

                 (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

                 (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.07.

                 (b) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

                 (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Outstanding Monthly Interest, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Outstanding Additional Interest, shall be distributed to the Paying Agent for payment to the Class B Certificateholders or, if the Interest Period (relating to the first Payment Date occurring on or after such Distribution Date) is longer than one month, shall be deposited by the Servicer or the Trustee in the Class B Interest Funding Account;

                 (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with Section 4.03 of the Agreement);

                 (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.07.

                 (c) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be distributed in the following priority:

                 (i) an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with Section 4.03 of the Agreement); and

                 (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.07.

                 (d) On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Investor Principal Collections deposited in the Collection Account for the related Monthly Period shall be treated as Shared Principal Collections and applied in accordance with Section
4.04 of the Agreement.

                 (e) On each Distribution Date with respect to the Revolving Period, an amount equal to the Collateral Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

                 (i) an amount equal to Collateral Monthly Principal for such Distribution Date, up to the Collateral Indebtedness Amount on such Distribution Date, shall be deposited in the Cash Collateral Account; and

                 (ii) the balance, if any, of such Collateral Principal Collections then on deposit in the Collection Account shall be treated as Shared Principal Collections and applied in accordance with Section
         4.04 of the Agreement.

                 (f) On each Distribution Date with respect to the Accumulation Period, the Early Amortization Period or the Principal Payment Period, an amount equal to the Available Investor Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

                 (i) an amount equal to Class A Monthly Principal for such Distribution Date, up to the Class A Adjusted Invested Amount, on such Distribution Date, shall be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the Principal Funding Account Balance is zero, shall be distributed to the Paying Agent for payment to the Class A Certificateholders;

                 (ii) for each Distribution Date beginning on the Class B Principal Commencement Date, an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B Adjusted Invested Amount on such Distribution Date, shall be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the Principal Funding Account Balance is zero, shall be distributed to the Paying Agent for payment to the Class B Certificateholders;

                 (iii) the balance, if any, of such Available Investor Principal Collections then on deposit in the Collection Account, to the extent of the Collateral Principal Shortfall, if any, shall be deposited in the Cash Collateral Account; and

                 (iv) for each Distribution Date, after giving effect to paragraphs (i), (ii) and (iii) above, an amount equal to the balance, if any, of such Available Investor Principal Collections then on deposit in the Collection Account shall be treated as Shared Principal Collections and applied in accordance with Section 4.04 of the Agreement.

                 (g) On each Distribution Date following the end of the Revolving Period, an amount equal to Collateral

Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

                 (i) an amount equal to Collateral Monthly Principal for such Distribution Date, up to the Collateral Indebtedness Amount, shall be deposited in the Cash Collateral Account; and

                 (ii) the balance, if any, of such Collateral Principal Collections then on deposit in the Collection Account shall be treated as Shared Principal Collections and applied in accordance with Section
         4.04 of the Agreement.

                 Section 4.06. Defaulted Amounts; Investor Charge-Offs. (a) On each Determination Date, the Servicer shall calculate the Class A Investor Default Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Class A Required Amount for the related Monthly Period exceeds the sum of (x) the amount of Reallocated Principal Collections with respect to such Monthly Period, (y) the amount of Excess Spread and the Excess Finance Charges allocable to the Designated Series with respect to such Distribution Date and (z) the Available Cash Collateral Amount with respect to such Distribution Date, the Collateral Indebtedness Amount will be reduced by the amount of such excess, but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the amount of Reallocated Principal Collections, the amount of Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero and the Class B Invested Amount shall be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Indebtedness Amount with respect to such Distribution Date and the amount of Reallocated

Principal Collections, the amount of Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount shall be reduced to zero, and the Class A Invested Amount shall be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Collateral Indebtedness Amount and the Class B Invested Amount for such Distribution Date and the amount of Reallocated Principal Collections, the amount of Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class A Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"). Class A Investor Charge-Offs shall thereafter be reimbursed and the Class A Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated and available for that purpose pursuant to Section 4.07(b).

                 (b) On each Determination Date, the Servicer shall calculate the Class B Required Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Class B Required Amount for such Distribution Date exceeds the sum of (x) the amount of Excess Spread and Excess Finance Charges allocated to the Designated Series with respect to the related Monthly Period which are not used to fund the Class A Required Amount and Class A Investor Charge-Offs on the related Distribution Date, (y) the portion, if any, of the Available Cash Collateral Amount to be withdrawn from the Cash Collateral Account pursuant to Section 4.12(c) which is remaining after applying such amounts to fund any deficiency of amounts payable pursuant to Section 4.07(a) with respect to such Distribution Date and (z) the amount of Reallocated Principal Collections which are available to fund the Class B Required Amount on such Distribution Date pursuant to Section 4.08(b), then the Collateral Indebtedness Amount shall be reduced by the amount of such excess, but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of Reallocated Principal Collections, the amount of Excess Spread and Excess Finance Charges, and the amount withdrawn from the Cash Collateral Account used to fund the Class B Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount shall be reduced to zero, and the Class B Invested Amount shall be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Indebtedness Amount with respect to such Distribution Date and the amount of Reallocated Principal Collections, the amount of Excess Spread and Excess Finance Charges, and the amount withdrawn from the Cash Collateral Account used to fund the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"). Class B Investor Charge-Offs shall thereafter be reimbursed and the Class B Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class B Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated and available for that purpose pursuant to Section 4.07(d).

                 (c) If, on any Distribution Date, Reallocated Principal Collections for such Distribution Date are applied pursuant to Section 4.08(a) or (b), the Collateral Indebtedness Amount shall be reduced by the amount of such Reallocated Principal Collections. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount shall be reduced to zero, and the Class B Invested Amount shall be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero.

                 (d) If, on any Distribution Date, the Collateral Default Amount exceeds the amount of Excess Spread and Excess Finance Charges available to fund the Collateral Default Amount pursuant to Section 4.07(g) on such

Distribution Date, then the Collateral Indebtedness Amount shall be reduced by the amount of such excess; provided, however, that the Collateral Indebtedness Amount shall not be reduced below zero.

                 Section 4.07. Excess Spread; Excess Finance Charges. The Servicer shall apply (if the Seller is the Servicer and the Collection Account is maintained with the Seller) or shall cause the Trustee to apply, on each Distribution Date, Excess Spread and Excess Finance Charges allocated to the Designated Series with respect to the related Monthly Period, to make the following distributions in the following priority:

                 (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to Sections 4.05(a)(i), (ii) and (iii); provided that, in the event the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to the Designated Series, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due with respect to such Distribution Date pursuant to Section 4.05(a)(i), second to pay the Class A Servicing Fee pursuant to Section 4.05(a)(ii) and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to Section 4.05(a)(iii);

                 (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed as provided in
         Section 4.06(a) (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to Section 4.06(a)) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

                 (c) an amount equal to the Class B Required Amount, if any, with respect to such Distribution Date shall be distributed by the Trustee (I) to fund any deficiency pursuant to Sections 4.05(b)(i) and
         (ii), and (II) for application, up to the Class B Investor

         Default Amount, as a portion of Available Investor Principal collections for such Distribution Date; provided that, in the event the Class B Required Amount for Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to the Designated Series and available to pay such amount pursuant to this clause (c), such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due with respect to such Distribution Date pursuant to Section 4.05(b)(i), second to pay the Class B Servicing Fee pursuant to Section 4.05(b)(ii) and third as a portion of Available Investor Principal Collections for such Distribution Date pursuant to clause (II) above;

                 (d) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (c), (d) and
         (e) of the definition of "Class B Invested Amount" in Section 2.01 of the Supplement (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

                 (e) an amount equal to the sum of (I) Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Indebtedness Holder on a prior Distribution Date, plus the amount of any Collateral Additional Interest for such Distribution Date and any Collateral Additional Interest previously due but not distributed to the Collateral Indebtedness Holder on a prior Distribution Date, and
         (II) the excess, if any, of (A) the accrued and unpaid interest due on the CA Investor Principal Balance (as defined in the Collateral Agreement) at the Collateral Rate pursuant to the Collateral Agreement, over (B) the sum of the amount available to be distributed on such Distribution Date pursuant to clause (e)(I) above in respect of Collateral Monthly Interest and Collateral Additional Interest and the amount available from earnings on investments in the

         Cash Collateral Account and amounts on deposit in the Retention Account (as defined in the Collateral Agreement) for payment of such accrued and unpaid interest, will be distributed to the Collateral Indebtedness Holder for application in accordance with the Collateral Agreement; provided that, Excess Spread and Excess Finance Charges shall be applied first to pay amounts due pursuant to clause (e)(I) and then to pay amounts due pursuant to clause (e)(II).

                 (f) an amount equal to the Collateral Servicing Fee due but not paid to the Servicer either on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;

                 (g) an amount equal to the Collateral Default Amount for such Distribution Date shall be treated as a portion of Collateral Principal Collections with respect to such Distribution Date;

                 (h) an amount equal to the aggregate amount by which the Collateral Indebtedness Amount has been reduced pursuant to clause (c) of the definition of "Collateral Indebtedness Amount" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Collateral Principal Collections with respect to such Distribution Date;

                 (i) an amount up to the excess, if any, of the Required Collateral Amount over the Available Collateral Amount (without giving effect to any deposit made on such date hereunder) shall be deposited into the Cash Collateral Account;

                 (j) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in Section 4.11(f), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

                 (k) an amount equal to the aggregate of any other amounts then due to the Collateral Indebtedness Holder pursuant to the Collateral Agreement (to the extent such amounts are payable pursuant to the Collateral Agreement out of "Available Non-Principal Funds" (as defined therein)) shall be distributed to the Collateral Indebtedness Holder for application in accordance with the Collateral Agreement; and

                 (l) the balance, if any, will constitute Excess Finance Charges for such Distribution Date and will be available for allocation to other Series in Group One or to the Seller as described in Section 4.05 of the Agreement.

                 Section 4.08. Reallocated Principal Collections. The Servicer shall apply (if the Seller is the Servicer and the Collection Account is maintained with the Seller) or shall cause the Trustee to apply on each Distribution Date Reallocated Principal Collections (applying all such Collections with respect to the Collateral Indebtedness Amount prior to applying any such Collections with respect to the Class B Invested Amount and applying no such Collections with respect to the Class B Invested Amount pursuant to clause (b) below) with respect to such Distribution Date, to make the following distributions in the following priority:

                 (a) an amount equal to the excess, if any, of (i) the Class A Required Amount, if any, with respect to such Distribution Date over
         (ii) the sum of (x) the amount of Excess Spread and Excess Finance Charges allocated to the Designated Series with respect to the related Monthly Period and (y) the Available Cash Collateral Amount with respect to such Distribution Date, shall be distributed by the Trustee to fund any deficiency pursuant to Sections 4.05(a)(i), (ii) and
         (iii); provided that, in the event the Class A Required Amount for such Distribution Date exceeds the sum of the Available Cash Collateral Amount for such Distribution Date, the amount of Excess Spread and Excess Finance Charges allocated to the Designated Series and the amount of Reallocated Principal

         Collections for such Distribution Date, the amount withdrawn from the Cash Collateral Account with respect to such Class A Required Amount, such Excess Spread and Excess Finance Charges allocated to the Designated Series and Reallocated Principal Collections shall be applied first to pay amounts due with respect to such Distribution Date pursuant to Section 4.05(a)(i), second to pay the Class A Servicing Fee pursuant to Section 4.05(a)(ii) and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to
         Section 4.05(a)(iii);

                 (b) an amount equal to the excess, if any, of (i) the Class B Required Amount, if any, with respect to such Distribution Date over
         (ii) the sum of (x) the amount of Excess Spread and Excess Finance Charges to be allocated and available to the Class B Certificateholder's Interest pursuant to Section 4.07(c) on such Distribution Date and (y) the amount withdrawn from the Cash Collateral Account pursuant to Section 4.12(c) which is remaining after application pursuant to Section 4.07(a) with respect to such Distribution Date, shall be distributed by the Trustee to fund any deficiency pursuant to Sections 4.05(b)(i) and (ii) and 4.07(c)(II); provided that, in the event the Class B Required Amount for such Distribution Date exceeds the sum of the amount to be withdrawn from the Cash Collateral Account pursuant to Section 4.12(c) which is remaining after application pursuant to Section 4.08(a) with respect to such Distribution Date, the amount of Excess Spread and Excess Finance Charges to be allocated to the Class B Certificateholders' Interest on such Distribution Date and the amount of Reallocated Principal Collections (other than Reallocated Principal Collections distributed pursuant to clause (a) above) for such Distribution Date, the amount withdrawn from the Cash Collateral Account with respect to the Class B Required Amount, such Excess Spread and Excess Finance Charges and such Reallocated Principal Collections shall be applied first to pay the amounts due with respect to such Distribution Date pursuant to Section 4.05(b)(i), second to pay the Class B Servicing Fee pursuant to

         Section 4.05(b)(ii) and third to apply any remaining amount as a portion of Available Investor Principal Collections for such Distribution Date pursuant to Section 4.07(c)(II); and

                 (c) the balance, if any, of such Reallocated Principal Collections allocable to the Class B Invested Amount shall be treated as a portion of Available Investor Principal Collections to be applied in accordance with Sections 4.05(d) and (f), and the balance, if any, of such Reallocated Principal Collections allocable to the Collateral Indebtedness Amount shall be treated as a portion of Collateral Principal Collections to be applied in accordance with Sections 4.05(e) and (g).

                 Section 4.09. Excess Finance Charges. The Designated Series shall be included in Group One. Subject to Section 4.05 of the Agreement, Excess Finance Charges with respect to the Series in Group One for any Distribution Date will be allocated to the Designated Series in an amount equal to the product of (x) the aggregate amount of Excess Finance Charges with respect to all the Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for the Designated Series for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Series in Group One for such Distribution Date. The "Finance Charge Shortfall" for the Designated Series for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to Sections 4.05(a), 4.05(b), 4.05(c) and 4.07 on such Distribution Date over
(b) the Floating Allocation Percentage of Collections of Finance Charge Receivables with respect to the related Monthly Period.

                 Section 4.10.  Shared Principal Collections.  Subject to
Section 4.04 of the Agreement, Shared Principal Collections for any Distribution Date will be allocated to the Designated Series in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Series for such Distribution Date and (y) a fraction, the numerator of which is the Principal

Shortfall for the Designated Series for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series as defined in each related Supplement, which are Principal Sharing Series for such Distribution Date. The "Principal Shortfall" for the Designated Series will be equal to (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to the Accumulation Period (prior to the Class B Final Payment Date), the excess, if any, of the Controlled Deposit Amount with respect to such Distribution Date over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections), (c) for any Distribution Date with respect to the Early Amortization Period and for each Distribution Date on or after the Class B Expected Final Payment Date, the excess, if any, of the Invested Amount over the amount of Available Investor Principal Collections and Collateral Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections) and (d) if the Designated Series is an Extendable Series in its Principal Payment Period, the amount, if any, that would have been the Controlled Deposit Amount for such Distribution Date had the related Principal Payment Event not occurred, over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

                 If the Designated Series is a Subordinated Excess Principal Series, then Excess Shared Principal Collections for the Distribution Date, if any, will also be allocated to the Designated Series in an amount equal to the lesser of (i) the Subordinated Excess Principal Shortfall of the Designated Series for such Distribution Date and (ii) the product of (x) Excess Shared Principal Collections and (y) a fraction, the numerator of which is the Subordinated Excess Principal Shortfall of the Designated Series for such Distribution Date and the denominator of which is the aggregate amount of Subordinated Excess Principal Shortfalls (as defined in each related
Supplement) of all Subordinated Excess Principal Series.   The "Subordinated
Excess Principal Shortfall" of the Designated Series for any

Distribution Date with respect to the Principal Payment Period shall equal the excess of the Invested Amount over the sum of (i) Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Subordinated Excess Principal Collections) and (ii) the Principal Shortfall for such Distribution Date.

                 Section 4.11. Reserve Account. (a) The Servicer shall establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of the Designated Series Certificateholders and the Collateral Indebtedness Holder, an Eligible Deposit Account (the "Reserve Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Designated Series Certificateholders and the Collateral Indebtedness Holder. The Reserve Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Designated Series Certificateholders. If at any time the Reserve Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash and/or any investments to such new Reserve Account.
The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in the Supplement, and
(ii) on each Distribution Date (from and after the Reserve Account Funding
Date) prior to the termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with,
Section 4.07(j).

                 (b) Funds on deposit in the Reserve Account shall be invested at the direction of the Servicer by the Trustee in Eligible Investments. Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Designated Series Certificateholders and the Collateral Indebtedness Holder possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, the Servicer having reasonably determined that the interest of the Designated Series Certificateholders may be adversely affected if such Eligible Investment is held to its maturity. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as collections of Finance Charge Receivables. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under the Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

                 (c) On the Determination Date preceding each Distribution Date with respect to the Accumulation Period (prior to the Class B Expected Final Payment Date) and the first Special Payment Date, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under Section 4.07(j) with respect to such Distribution Date or Special Payment Date.

                 (d) In the event that for any Distribution Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on the related Transfer Date by the Trustee (acting in accordance with the instructions of the Servicer), deposited into the Collection Account and included in (i) prior to the Class B Principal Commencement Date, Class A Available Funds and (ii) thereafter, Class B Available Funds, in each case for such Distribution Date.

                 (e) In the event that the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Account, and pay to the Collateral Indebtedness Holder for application in accordance with the Collateral Agreement, an amount equal to such Reserve Account Surplus.

                 (f) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article XII of the Agreement, (ii) the day on which the sum of the Class A Invested Amount and the Class B Invested Amount is paid in full to the Designated Series Certificateholders, (iii) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event or Principal Payment Event with respect to the Designated Series and (iv) if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the Class B Expected Final Payment Date, the Trustee, acting in accordance with the instructions of the Servicer, after the prior payment of all amounts owing to the Designated Series Certificateholders which are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay to the Collateral Indebtedness Holder in accordance with the Collateral Agreement, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of the Supplement.

                 Section 4.12. Cash Collateral Account. (a) The Servicer shall establish and maintain, in the name of the

Trustee, on behalf of the Trust, for the benefit of the Designated Series Certificateholders and the Collateral Indebtedness Holder, as their interests appear herein, an Eligible Deposit Account (the "Cash Collateral Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Designated Series Certificateholders and the Collateral Indebtedness Holder. The Cash Collateral Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Designated Series Certificateholders and the Collateral Indebtedness Holder. The interest of the Collateral Indebtedness Holder in the Cash Collateral Account shall be subordinated to the interests of the Designated Series Certificateholders as provided herein and in the Collateral Agreement. If at any time the Cash Collateral Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Cash Collateral Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash and/or any investments to such new Cash Collateral Account. The Trustee, at the direction of the Servicer, shall make deposits to and withdrawals from the Cash Collateral Account in the amounts and at the times
set forth in the Supplement and the Collateral Agreement.   All withdrawals
from the Cash Collateral Account shall be made in the priority set forth below. The Collateral Indebtedness Holder shall not be entitled to reimbursement from the Trust Assets for any withdrawals from the Cash Collateral Account except as specifically provided in the Supplement and the Collateral Agreement.

                 (b) Funds on deposit in the Cash Collateral Account shall be invested at the direction of the Servicer (or the Collateral Indebtedness Holder, as provided in the Collateral Agreement) by the Trustee in Eligible Investments. Funds on deposit in the Cash Collateral Account on any Transfer Date, after giving effect to any withdrawals from the Cash Collateral Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, the Servicer having reasonably determined that the interest of the Designated Series Certificateholders may be adversely affected if such Eligible Investment is held to its maturity. The proceeds of any such investments shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the Transfer Date immediately following the date of such investment. The Trustee shall maintain for the benefit of the Designated Series Certificateholders and the Collateral Indebtedness Holder possession of the negotiable instruments or securities, if any, evidencing the Eligible Investments. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Cash Collateral Account shall be paid to the Collateral Indebtedness Holder for application in accordance with the Collateral Agreement. For purposes of determining the availability of funds or the balances in the Cash Collateral Account for any reason under the Supplement, all investment earnings on such funds shall be deemed not to be available or on deposit.

                 (c) On each Determination Date, the Servicer shall calculate the amount (the "Required Draw Amount") by which the amounts specified in clauses (a) through (d) of Section 4.07 with respect to the related Distribution Date exceed the amount of Excess Spread and Excess Finance Charges allocated with respect to the related Monthly Period. In the event that for any Distribution Date the Required Draw Amount is greater than zero, the Servicer shall give written notice to the Trustee and the Collateral Indebtedness Holder, in substantially the form of Exhibit B, of such positive Required Draw Amount on the related Determination Date. On the related Transfer Date, the Total Draw Amount, if any, up to the Available Cash Collateral Amount shall be withdrawn from the Cash Collateral Account and distributed to fund any deficiency pursuant to Section 4.07(a) through (d) (in the order of priority set forth in Section 4.07).

                 (d) In the event that the Cash Collateral Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Cash Collateral Account with respect to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Cash Collateral Account, and apply in accordance with the Collateral Agreement, an amount equal to such Cash Collateral Surplus.

                 SECTION 4.13. Prefunding Account. (a) Condition to the Application of this Section. Section 4.13 shall apply to the Designated Series only if the Designated Series is a Prefunded Series.

                 (b) Establishment of the Prefunding Account. The Servicer shall establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of the Designated Series Certificateholders and the Collateral Indebtedness Holder, as their interests appear herein, an Eligible Deposit Account (the "Prefunding Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Designated Series Certificateholders and the Collateral Indebtedness Holder. The Prefunding Account shall initially be established with the Trustee. The Seller shall on the Closing Date deposit into the Prefunding Account the Initial Prefunded Amount. The Seller does hereby transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Designated Series Certificateholders and the Collateral Indebtedness Holder, without recourse all of its right, title and interest in, to and under the Prefunding Account, any Eligible Investments on deposit therein and any proceeds of the foregoing. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Prefunding Account and in all proceeds thereof. The Prefunding Account shall be under the sole dominion and control of the Trustee for the benefit of the Designated Series Certificateholders and the Collateral

Indebtedness Holder. If at any time the Prefunding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Prefunding Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash and/or any investments to such new Prefunding Account. Pursuant to subsection 3.01(b) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals or payments from the Prefunding Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

                 (c) Administration of the Prefunding Account. On each Distribution Date, the Servicer shall direct the Trustee to withdraw from the Prefunding Account and deposit into the Collection Account all interest and other investment income (net of losses and investment expenses) ("Prefunding Investment Proceeds") then on deposit in the Prefunding Account. Such investment income shall be deemed to be Collections of Finance Charge Receivables allocated to the Designated Series. Interest (including reinvested interest) and other investment income on funds on deposit in the Prefunding Account shall not be considered part of the Prefunded Amount.

                 (d) Investment of Funds in Prefunding Account. Funds on deposit in the Prefunding Account shall be invested in Eligible Investments by the Trustee (or, at the direction of the Trustee, by the Servicer on behalf of the Trustee) selected at the direction of the Servicer. Funds on deposit in the Prefunding Account on the Closing Date and thereafter shall be invested in Eligible Investments that will mature so that such funds will be available for withdrawal on the Business Day next succeeding the next increase in the Invested Amount pursuant to Section 4.13(f) or, if earlier, on the next succeeding Transfer Date.

                 (e) Principal Payments from Prefunding Account. In the event that the Prefunded Amount exceeds zero at the end of the Funding Period, the Servicer shall apply or shall cause the Trustee to apply the Prefunded Amount to the payment by the Paying Agent of principal on the Class A Certificates, the Class B Certificates and the Collateral Indebtedness Interest on a pro rata basis based on the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Collateral Initial Indebtedness Amount.

                 (f) Increases in Invested Amount. On each Funding Date during the Funding Period, commencing on the Initial Funding Date, the Invested Amount shall increase to the extent that the Seller's Participation Amount on such day exceeds the Required Funding Percentage of the sum of the aggregate amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding Account on such day; provided, however, that the Invested Amount shall in no event exceed the Initial Investor Amount or increase pursuant to this Section 4.13 by an amount in excess of the Prefunded Amount immediately prior to giving effect to such increase, and provided further, however, that if there is more than one Prefunded Series with a prefunded amount greater than zero, the one with the earliest Closing Date shall have its Invested Amount increased first. Such increase in the Invested Amount shall be allocated to the Class A Certificates, the Class B Certificates and the Collateral Indebtedness Interest on a pro rata basis based on the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Collateral Initial Indebtedness Amount. Upon any increase in the Invested Amount pursuant to this
Section 4.13(f), the Servicer shall instruct the Trustee to withdraw from the Prefunding Account and pay to the Seller no later than the next succeeding Business Day an amount equal to the amount of such increase in the Invested Amount.

                                   ARTICLE V

                          Distributions and Reports to
                      Designated Series Certificateholders

                 Section 5.01. Distributions. (a) On each Payment Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class A Certificateholder's pro rata share of the amounts that are allocated and available on such Payment Date to pay interest on the Class A Certificates pursuant to the Supplement.

                 (b) On each Special Payment Date and on the Class A Expected Final Payment Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class A Certificateholder's pro rata share of the amounts on deposit in the Principal Funding Account or otherwise held by the Paying Agent and which are allocated and available on such date to pay principal of the Class A Certificates pursuant to the Supplement up to a maximum amount on any such date equal to the Class A Investor Amount on such date (unless there has been an optional repurchase of the Designated Series Certificateholders' Interest pursuant to Section 10.01 of the Agreement, in which event the foregoing limitation will not apply).

                 (c) On each Payment Date, the Paying Agent shall distribute to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class B Certificateholder's pro rata share of the amounts that are allocated and available on such Payment Date to pay interest on the Class B Certificates pursuant to the Supplement.

                 (d) On each Special Payment Date and on the Class B Expected Final Payment Date, the Paying Agent shall distribute to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class B Certificate-holder's pro rata share of the amounts on deposit in the Principal Funding Account or otherwise held by the Paying Agent and which are allocated and available on such date to pay principal of the Class B Certificates pursuant to the Supplement up to a maximum amount on any such date equal to the Class B Investor Amount on such date (unless there has been an optional repurchase of the Designated Series Certificateholders' Interest pursuant to Section 10.01 of the Agreement, in which event the foregoing limitation will not apply).

                 (e)  The distributions to be made pursuant to this Section
5.01 are subject to the provisions of Sections 2.06, 9.02, 10.01 and 12.02 of the Agreement and Sections 8.01 and 8.02 of the Supplement.

                 (f) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to the Designated Series Certificateholders hereunder shall be made by check mailed to each Designated Series Certificateholder at such Designated Series Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Designated Series Certificate or the making of any notation thereon; provided, however, that with respect to the Designated Series Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds; provided further, however, that if the Class B Certificates were privately placed pursuant to an agreement between the Seller and the purchaser party thereto, distributions to each Class B Certificateholder hereunder shall be made (i) by wire transfer of immediately available funds to an account at a bank or other depository institution located within the United States as shall have been designated by such Class B Certificateholder by notice in writing to the related Class B Payment Date or
(ii) in the absence of such designation, by check mailed to each such Class B Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any such Class B Certificate or the making of any notation thereon.

                 Section 5.02. Reports and Statements to the Designated Series Certificateholders. (a) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Designated Series
Certificateholder a statement substantially in the form of Exhibit C prepared by the Servicer.

                 (b) Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, each Rating Agency and the Collateral Indebtedness Holder (i) a statement substantially in the form of Exhibit C prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form of Exhibit D.

                 (c) A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Designated Series
Certificateholder or any Certificate Owner thereof by a request in writing to the Servicer.

                 (d) On or before January 31 of each calendar year, beginning with the calendar year next succeeding the Closing Date, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Designated Series Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to the Designated Series Certificateholders, as set forth in paragraph (a) or (b) above, as applicable, aggregated for such calendar year or the applicable portion thereof during which such Person was a Designated Series Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                   ARTICLE VI

                 Section 6.01. Additional Pay Out Events. If any one of the following events shall occur with respect to the Designated Series
Certificates:

                 (a) failure on the part of the Seller (i) to make any payment or deposit required by the terms of the Agreement or the Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform any other covenants or agreements of the Seller set forth in the Agreement or the Supplement (including the covenants of the Seller contained in Article IX of the Supplement), which failure has a material adverse effect on the Designated Series Certificateholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by any Holder of the Investor Certificates;

                 (b) any representation or warranty made by the Seller in the Agreement or the Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Seller pursuant to Section 2.01 or 2.08 (g) of the Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by any Holder of the Designated Series Certificates and as a result of which the interests of the Investor Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this Section 6.01(b) shall not be deemed to have occurred hereunder if the Seller has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

                 (c) a failure by the Seller to convey Receivables in Additional Accounts or Participation Interests to the Trust within five Business Days after the day on which it is required to convey such Receivables or Participation Interests pursuant to Section 2.08(a) of the Agreement or Section 9.02 of the Supplement;

                 (d) any Servicer Default shall occur;

                 (e) a Transfer Restriction Event shall occur;

                 (f) the average Portfolio Yield for any three consecutive Monthly Periods is less than the average Base Rate for such three Monthly Periods; or

                 (g) the Class A Invested Amount shall not be paid in full on the Class A Expected Final Payment Date or the Class B Invested Amount shall not be paid in full on the Class B Expected Final Payment Date;

then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Investor Certificates (including the Collateral Indebtedness Holder) of the Designated Series evidencing more than 50% of the aggregate unpaid principal amount of Investor Certificates (including the Collateral Indebtedness Interest) by notice then given in writing to the Seller and the Servicer (and to the Trustee if given by the holders of Investor Certificates (including the Collateral Indebtedness Holder of the Designated Series) may declare that a Pay Out Event has occurred with respect to the Designated Series as of the date of such notice, and, in the case of any event described in subparagraph (c), (e), (f) or (g) a Pay Out Event shall occur with respect to the Designated Series without any notice or other action on the part of the Trustee or holders of Investor Certificates (including the Collateral Indebtedness Holder) of the Designated Series immediately upon the occurrence of such event.

                                  ARTICLE  VII

                    Optional Repurchase; Series Termination;
                         Initial Principal Payment Date

                 Section 7.01. Optional Repurchase. (a) On any day occurring on or after the date on which the Invested Amount is reduced to 5% or less of the sum of the Initial Invested Amount plus, if applicable, the amount of any increases in the Invested Amount during the Funding Period, the Seller shall have the option to purchase the interest of the Investor Certificateholders (including the Collateral Indebtedness Interest), at a purchase price equal to
(i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

                 (b) The Seller shall give the Servicer and the Trustee at least 30 days prior written notice of the date on which the Seller intends to exercise such purchase option. Not later than 12:00 noon, Richmond time, on such day the Seller shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount. Following the deposit of the Reassignment Amount into the Collection Account in accordance with the foregoing, the Invested Amount for the Designated Series shall each be reduced to zero and the Designated Series Certificateholders and the Collateral Indebtedness Holder shall have no further interest in the Receivables. The Reassignment Amount shall be distributed as set forth in Section 8.01(b).

                 Section 7.02. Series Termination. (a) If, on the Distribution Date two months prior to the Termination Date, the Invested Amount (after giving effect to all changes therein on such date) would be greater than zero, the Servicer, on behalf of the Trustee, shall, within the 40-day period which begins on such Distribution Date, solicit bids for the sale of Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination Date, except pursuant to this Section 7.02). Such bids shall require that such sale shall (subject to Section 7.02(b)) occur on the Termination Date. The Seller and the Collateral Indebtedness Holder shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process.

                 (b) The Servicer, on behalf of the Trustee, shall sell such Receivables (or interests therein) on the Termination Date to the bidder who made the highest cash purchase offer. The proceeds of any such sale shall be treated as Collections on the Receivables allocated to the Designated Series Certificateholders and the Collateral Indebtedness Holder pursuant to the Agreement and the Supplement; provided, however, that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During the period from the Distribution Date two months prior to the Termination Date until the Termination Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such collections in accordance with the provisions of the Agreement and the Supplements.

                 Section 7.03. Initial Principal Payment Date. If applicable, the "Initial Principal Payment Date" for the Designated Series shall be the date specified as such in the Supplement; provided, however, that the Initial Principal Payment Date shall automatically be extended to the next succeeding Interest Payment Date (but not later than the Class A Expected Final Payment
Date) unless the Servicer, at least 30 days prior to the then-current Initial Principal Payment Date, notifies the Trustee that the Initial Principal Payment Date shall not be extended, in which case the Initial Principal Payment Date shall be fixed. The Servicer shall provide notice of such election to the Trustee not more than 60 days and not less than 30 days prior to the then-current Intitial Principal Payment Date.

Immediately upon receipt of such notice, the Trustee shall notify the Seller, Designated Series Certificateholders, each Rating Agency and the Collateral Indebtedness Holder of the Servicer's election not to extend the Initial Principal Payment Date. In addition, if and so long as the Designated Series Certificates are listed on the Luxembourg Stock Exchange, the Trustee shall publish or cause to be published in an Authorized Newspaper of general circulation in Luxembourg a notice to the effect that the Servicer has elected not to extend the Initial Principal Payment Date.


                                  ARTICLE VIII

                              Final Distributions

                 Section 8.01. Sale of Receivables or Certificateholders' Interest pursuant to Section 2.06 or 10.01 of the Agreement. (a) Purchase Price. (i) The amount to be paid by the Seller with respect to the Designated Series in connection with a reassignment of Receivables to the Seller pursuant to Section 2.06 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

                 (ii) The amount to be paid by the Seller with respect to the Designated Series in connection with a repurchase of the Certificateholders' Interest pursuant to Section 10.01 of the Agreement shall equal the sum of (x) the Reassignment Amount for the Distribution Date of such repurchase and (y) the sum of (A) the excess, if any, of (I) a price equivalent to the average of bids quoted on the Record Date preceding the date of repurchase (or, if not a Business Day, on the next succeeding Business Day) by at least two recognized dealers selected by the Trustee (which may be selected from the list attached as Schedule 1), for the purchase by such dealers of a security which is similar to the Class A Certificates with a remaining maturity approximately equal to the remaining maturity of the Class A Certificates and rated by each Rating Agency in the rating category originally assigned to the Class A Certificates over (II) the Reassignment Amount attributable to the

Class A Certificates and (B) the excess, if any, of (I) a price equivalent to the average of bids quoted on such Record Date or, if not a Business Day, on the next succeeding Business Day by at least two recognized dealers selected by the Trustee (which may be selected from the list attached as Schedule 1), for the purchase by such dealers of a security which is similar to the Class B Certificates with a remaining maturity approximately equal to the remaining maturity of the Class B Certificates and rated by each Rating Agency in the rating category originally assigned to the Class B Certificates over (II) the portion of the Reassignment Amount attributable to the Class B Certificates.

                 (b) Distributions Pursuant to Section 7.01 or 7.02 of the Supplement and Section 10.01 of the Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section
7.01 or 8.01(a)(ii) or any amounts allocable to the Designated Series Certificateholders' Interest deposited into the Collection Account pursuant to
Section 7.02, the Trustee shall, not later than 12:00 noon, Richmond time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Certificateholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date, (B) any Class A Outstanding Monthly Interest, and (C) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Outstanding Additional Interest, will be
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distributed to the Paying Agent for payment to the Class A Certificateholders,
(ii) (x) the Class B Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Certificateholders and (y) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date, (B) any Class B Outstanding Monthly Interest and (C) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Outstanding Additional Interest, will be distributed to the Paying Agent for payment to the Class B Certificateholders and (iii) the Collateral Indebtedness Amount on such date and the amount of accrued and unpaid interest on the Collateral Indebtedness Amount (including any unpaid Collateral Additional Interest) will be distributed to the Collateral Indebtedness Holder for application in accordance with the Collateral Agreement. Notwithstanding anything to the contrary contained in the Supplement or the Agreement, the amount of any excess determined pursuant to paragraph (a)(ii)(y) shall be distributed to the Designated Series Certificateholders.

                 (c) Distributions Pursuant to Section 2.06 of the Agreement. With respect to any amounts deposited into the Collection Account pursuant to
Section 8.01(a)(i), the Trustee shall, not later than 12:00 noon, Richmond time, on the related Distribution Date, deposit the principal portion of such amounts that are allocable to the Class A Certificateholders' Interest and the Class B Certificateholders' Interest into the Principal Funding Account and the principal portion of such amounts allocable to the Collateral Indebtedness Interest shall be distributed to the Collateral Indebtedness Holder for application in accordance with the Collateral Agreement.

                 (d) Notwithstanding anything to the contrary in the Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to Section 8.01(b) for payment to the Designated Series
Certificateholders shall be deemed distributed in full to the Designated Series Certificateholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

                 Section 8.02.  Distribution of Proceeds of Sale, Disposition
or Liquidation of the Receivables pursuant to Section 9.02 of the Agreement.
(a)  Not later than 12:00 noon, Richmond time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and
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                                                                              81


distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the Class A Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Paying Agent for payment to the Class A Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (y) the Principal Allocation Percentage with respect to the related Monthly Period, (ii) deduct an amount equal to the Class B Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Paying Agent for payment to the Class B Certificateholders, provided that the amount of such distribution shall not exceed (x) the product of (A) the portion of such Insolvency Proceeds allocated to Collections of Principal Receivables and (B) the Principal Allocation Percentage with respect to the related Monthly Period minus (y) the amount distributed to the Paying Agent pursuant to clause (i) of this sentence and
(iii) deduct an amount equal to the Collateral Indebtedness Amount, if any, on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Collateral Indebtedness Holder for application in accordance with the Collateral Agreement, provided that the amount of such distribution shall not exceed (x) the product of (1) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (2) the Principal Allocation Percentage with respect to such Monthly Period minus (y) the amounts distributed to the Paying Agent pursuant to clauses (i) and (ii) of this sentence. To the extent that the product of (A) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (B) the Principal Allocation Percentage with respect to the related Monthly Period exceeds the aggregate amounts distributed to the Paying Agent and the Collateral Indebtedness Holder pursuant to the preceding sentence, the excess shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.
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                 (b)  Not later than 12:00 noon, Richmond time, on such
Distribution Date, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the sum of (w) Class A Monthly Interest for such Distribution Date, (x) any Class A Outstanding Monthly Interest and (y) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Outstanding Additional Interest, from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Class A Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables, (y) the Floating Allocation Percentage with respect to the related Monthly Period and
(z) the Class A Floating Percentage with respect to such Monthly Period and
(ii) deduct an amount equal to the sum of (w) Class B Monthly Interest for such Distribution Date, (x) Class B Outstanding Monthly Interest and (y) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Outstanding Additional Interest, from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Class B Certificateholders, provided that the amount of such distribution shall not exceed the product of
(x) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables, (y) the Floating Allocation Percentage with respect to the related Monthly Period and (z) the Class B Floating Percentage with respect to such Monthly Period. To the extent that the product of (A) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and
(B) the Floating Allocation Percentage with respect to the related Monthly Period exceeds the aggregate amount distributed to the Paying Agent pursuant to the preceding sentence, the excess shall be released to the Collateral Indebtedness Holder for application by the Collateral Indebtedness Holder in accordance with the Collateral Agreement.

                 (c) Notwithstanding anything to the contrary in the Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to this Section for payment to the Designated Series Certificateholders shall be distributed in full to the Designated Series Certificateholders on the date on which funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

                 (d) Notwithstanding any provision of the Agreement or the Supplement, for purposes of Section 9.02(a) of the Agreement, the Holders of the Designated Series Certificates shall not be deemed to have disapproved a liquidation of the Receivables following an Insolvency Event with respect to the Seller unless (i) holders of more than 50% of the aggregate unpaid principal amount of each of the Class A Certificates and the Class B Certificates and (ii) beneficial owners of more than 50% of the Collateral Indebtedness Interest shall have disapproved of such liquidation.


                                   ARTICLE IX

           New Issuances; Addition of Accounts; Additional Issuances

                 Section 9.01. New Issuances. The obligation of the Trustee to authenticate the Investor Certificates of a new Series and to execute and deliver the related Supplement shall be subject to the conditions set forth in
Section 6.03(b) of the Agreement and to the additional condition that, as of the Series Issuance Date and after giving effect to such issuance, the aggregate amount of Principal Receivables equals or exceeds the Required Principal Balance.

                 Section 9.02.  Addition of Accounts.  (i)   If, as of the
close of business on the last Business Day of any Monthly Period, the aggregate amount of Principal Receivables is less than the Required Principal Balance on such date, the Seller shall on or prior to the close of business on the 10th Business Day following the last Business Day of such Monthly Period (the "Required Designation Date"), unless the aggregate amount of Principal

Receivables exceeds the Required Principal Balance as of the close of business on any day after the last Business Day of such Monthly Period and prior to the Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, the aggregate amount of Principal Receivables equals or exceeds the Required Principal Balance on such date. Each such addition shall be subject to the same conditions applicable to any Addition required to be made pursuant to
Section 2.08(a) of the Agreement.  The failure of any condition set forth in
Section 2.08(c) or (d) of the Agreement, as the case may be, shall not relieve the Seller of its obligation pursuant to this paragraph; provided, however, that the failure of the Seller to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of the Supplement; provided further, that any such failure which has not been timely cured will nevertheless result in the occurrence of a Pay Out Event with respect to the Designated Series.

                 (ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i) above, the Seller may, subject to the conditions specified in Section 2.03(d) of the Agreement, convey to the Trust Participation Interests. The addition of Participation Interests in the Trust pursuant to this paragraph shall be effected by an amendment to the Agreement and the Supplement, dated the applicable Addition Date, pursuant to Section 13.01(a) of the Agreement.

                 Section 9.03. Additional Issuances of the Designated Series Certificates. (a) Subject to Sections 9.03(b) and (c) below, the Seller may at any time, or from time to time, during the Revolving Period direct the Trustee, on behalf of the Trust, to authenticate additional Class A Certificates (the "Additional Class A Certificates") and additional Class B Certificates (the "Additional Class B Certificates") on the first day of any Monthly Period (each such day, an "Additional Issuance Date"). Any such issuance of Additional Investor Certificates is referred to herein as an "Additional Issuance". The outstanding Investor Certificates of each Class and the Additional Investor Certificates of that Class shall be equally and ratably entitled as provided herein to the benefits of the Agreement and the Supplement without preference, priority or distinction, all in accordance with the terms and provisions of the Agreement and the Supplement.

                 (b) The obligation of the Trustee to authenticate Additional Investor Certificates is subject to the satisfaction of the following conditions:

                 (i) on or before the fifth Business Day immediately preceding the Additional Issuance Date, the Seller shall have given the Trustee, the Servicer, each Rating Agency and the Collateral Indebtedness Holder written notice of such Additional Issuance and the Additional Issuance Date;

                 (ii) the Seller shall have delivered to the Trustee an amended Supplement, in form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

                 (iii) after giving effect to the Additional Issuance, the total amount of Principal Receivables shall be equal to, or greater than, the Required Principal Balance;

                 (iv) the Seller shall have obtained additional Series Enhancement for the benefit of the Designated Series Certificateholders; provided that the ratio of the sum of the Collateral Indebtedness Amount and the amount of such Series Enhancement to the Invested Amount (after giving effect to such Additional Issuance) shall be greater than or equal to the ratio of the Collateral Indebtedness Amount to the Invested Amount (before giving effect to such Additional Issuance);

                 (v) the Seller shall have delivered to the Trustee, each Rating Agency and the Collateral Indebtedness Holder a Tax Opinion dated the Additional

         Issuance Date, with respect to such Additional Issuance;

                 (vi) the Seller shall have delivered to each Rating Agency (a) an Opinion of Counsel to the effect that such Additional Issuance will not violate applicable Federal securities laws and (b) such other documents as the Rating Agencies may request;

                 (vii) the Seller shall have received written notice from each Rating Agency that such Additional Issuance will not have a Ratings Effect;

                 (viii) the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Seller, such Additional Issuance will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to the Designated Series;

                 (ix) as of the Additional Issuance Date all amounts due and owing to the Designated Series Certificateholders on or prior to such date shall have been paid to such Certificateholders and there shall not be any unreimbursed Investor Charge-Offs;

                 (x) the excess of the principal amount of the Additional Investor Certificates over the issue price of the Additional Investor Certificates shall not exceed the maximum amount permitted under the Internal Revenue Code without the creation of original issue discount;

                 (xi) the Seller's Interest shall not be less than 2% of the total amount of Principal Receivables, in each case as of the Additional Issuance Date, after giving effect to such Additional Issuance;

                 (xii) the ratio of the Controlled Accumulation Amount (after giving effect to such Additional Issuance) to the Invested Amount (after giving effect to such Additional Issuance) shall be equal to the ratio of the Controlled Accumulation Amount (before giving effect to such Additional Issuance) to the Invested Amount (before giving effect to such Additional Issuance); and

                 (xiii) the Seller shall have delivered to the Trustee an Officer's Certificate, dated the Additional Issuance Date, confirming that the conditions referred to above have been satisfied.

Upon satisfaction of the above conditions, the Trustee shall authenticate the Additional Investor Certificates upon execution thereof by the Seller.

                 (c) Notwithstanding any provision of the Agreement or the Supplement, the Supplement may be amended by the Servicer, the Seller and the Trustee, without the consent of any of the Certificateholders, to provide for an Additional Issuance, provided that the conditions set forth in Section 9.03(b) have been satisfied.


                                   ARTICLE X

                            Miscellaneous Provisions

                 Section 10.01. Ratification of Agreement. As supplemented by the Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by the Supplement shall be read, taken and construed as one and the same instrument.

                 Section 10.02. Counterparts. The Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                 Section 10.03. Governing Law. THE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 Section 10.04. Determination of Material Adverse Effect. Any determination of material adverse effect on Investor Certificateholders under the Agreement or the Supplement shall be made assuming the Collateral Indebtedness Amount is zero and without regard to whether funds are available in the Cash Collateral Account (including, without limitation, any determination of whether a representation or warranty made therein is correct or whether a Seller or the Servicer has duly performed a covenant contained therein or herein).